Preliminary Offering Circular dated October 29, 2021

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Stereo Vision Entertainment, Inc.

Maximum Offering Amount $500,000

A Maximum Offering Price between $0.025 and $0.25 per Share*

Maximum Offering between 20,000,000 Shares ($0.025) and 2,000,000 Shares ($0.25)

This is the public offering of securities of Stereo Vision Entertainment, Inc., a Nevada corporation. We are offering between 2,500,000 and 25,000,000 shares of our Common Stock, par value $0.001 ("Common Stock"), at an offering price of between $0.025 and $0.25 per share (the "Offered Shares"). This Offering will terminate twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the "Termination Date"). The minimum purchase requirement per investor is 100,000 Offered Shares; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 7 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a “best efforts” basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. The aggregate offering price is be based on the price at which the securities are offered for cash. Any portion of the aggregate offering price or aggregate sales attributable to cash received in a foreign currency will be translated into United States currency at a currency exchange rate in effect on, or at a reasonable time before, the date of the sale of the securities. If securities are not sold for cash, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of non-cash consideration will be reasonable at the time made. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the Securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

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This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

The Company is using the Offering Circular format in its disclosure in this Offering Circular.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “SVSN.”

Investing in our Common Stock involves a high degree of risk. See "Risk Factors" beginning on page 7 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

Securities Offered by the Company	Price Per Share to Public		Total Number of Shares Being Offered	Broker-Dealer discount and commissions (1),(2),(3)	Proceeds to issuer (2),(4)
Per Share of Common Stock	$			$-	$
Total Maximum		$0.25	2,000,000	$-		$500,000
Total Maximum		$0.025	20,000,000	$-		$500,000

(1)	We are offering shares on a continuous basis. (See “Distribution.”)

(2)

This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best-efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3)	We are offering these securities without an underwriter.

(4)	Excludes estimated total offering expenses, which will be approximately $30,000 assuming the maximum offering amount is sold.

* We are relying on Rule 253(b) with respect to the determination of the purchase price per share of common stock in this preliminary Offering Circular. We will provide final pricing information in a final or supplemental offering circular at the time of sale of shares of our common stock pursuant to this offering. An Issuer may raise an aggregate of $20.0 million in a 12-month period pursuant to Tier 1 of Regulation A of the Securities Act of 1933, as amended (the “Securities Act”).

Our Board of Directors used its business judgment in setting a value of between $0.025 and $0.25 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "Stereo Vision Entertainment, Inc.", “Stereo Vision”, “Eco Allies,” “SVSN,” “Climate Cure Capital”, "we", the "Company", "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of Stereo Vision Entertainment, Inc., and/or its subsidiaries, as applicable for each.

The high, and low closing rates for United States dollars for each of the two years ended December 31, 2019, 2020, and as of filing as quoted by the OTC Markets, were as follows:

	Year ended December 31
	As of Filing 2021	2020	2019

High	$0.033	$0.011	$0.055
Low	$0.006	$0.005	$0.010

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "potential", "should", "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a "going concern;"

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us and our perception and interpretation thereof, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We urge you to read this Offering Circular in its entirety and not place undue reliance on forward-looking statements. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements revising and/or updating our forward-looking statements if events occur or circumstances change.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

Stereo Vision Entertainment, Inc. (the “Company”, “SVSN”, “Stereo Vision,” “SVE”) was originally incorporated in the State of Arizona as Arizona Tax Pros & Insurance Wholesalers, Inc., on December 14, 1993. Arizona Tax Pros & Insurance Wholesalers, Inc., changed its name to Kestrel Equity Corporation on September 30, 1997. On July 20, 1999, Kestrel entered into an Acquisition Agreement and Plan of Reverse Merger with Stereo Vision Entertainment, Inc., a privately held Nevada corporation, incorporated on May 5, 1999, and subsequently merged out of existence. Pursuant to the Merger, which was consummated on December 30, 1999, Kestrel was merged with and into SVE Merger, Inc., which was incorporated on December 23, 1999, in Nevada, redomiciling the corporate entity to Nevada. On January 31, 2000, SVE Merger, Inc. changed its name to Stereo Vision Entertainment, Inc.

Stereo Vision’s core operations are focused on two areas. The original and a continuing focus involves monetizing the intellectual properties in the form of film projects and screenplays the Company owns. It has the ability to create multimedia content utilizing an award-winning team of industry professionals. Wholly owned subsidiary, the 3D motion graphics company REZN8 (rezn8.com), is a 9-time Emmy Award winner.

Stereo Vision has recently become involved in the sale of Non-Fungible Tokens. Stereo Vision started with the rights to market certain 3D graphics of 10-time Emmy award winner Paul Sidlo. Recently, Stereo Vision secured rights to market as NFTs the book cover art of The Legends of Oz children’s books by Roger S. Baum (great-grandson of L. Frank Baum, the author of The Wizard of Oz.).

Stereo Vision’s future feature films are valuable assets for which the Company is pursuing production deals. “Three Dimensions Of Jerusalem” is Stereo Vision’s flagship feature film project. Others include “Aubrey Blaze,” “Gonzos,” and “Kung Fu U.”

These projects are in different stages of development. For financing, the Company would form stand-alone limited liability companies on a project-by-project basis. Upon the completion of each film financing, Stereo Vision would earn industry-standard 5% producer’s fees for each film financed.

Stereo Vision’s other focus is climate mitigation activities and services. This began when Stereo Vision acquired Climate Cure Capital Corporation as a wholly owned subsidiary in August 2019 for 5,000,000 shares of SVSN restricted common stock. Climate Cure provides environmental commodities services to produce and broker carbon offset credits, emissions offset credits, as well as other offset credits that finance pollution mitigation and renewable energy projects.

Eco Allies Inc. (“EAI”) was incorporated July 29, 2020, as a Benefit corporation, under the laws of the State of Nevada. The Company was formed for the sole purpose of climate change mitigation. EAI is a majority-owned subsidiary of Stereo Vision.

The Company is engaged in the business of movie production while its wholly owned subsidiary, Climate Cure Capital Corporation, and its majority-owned subsidiary, Eco Allies Inc. are in the business of Climate Change Mitigation. We believe that SVSN revenues will be achieved from the sale or distribution of its feature films and producer fees. The Company’s wholly owned subsidiary Rez-N-8 Productions, Inc. expects to generate revenue from graphics services for the Company and from others requiring such services for their productions. The Company’s majority=owned subsidiary Eco Allies will create revenue by generating and trading carbon offset credits, emission offset credits, and Eco Allies branded biochar products, including livestock feed additive, and kitty litter, and the deployment of our proprietary Paulownia SuperGreenTrees™ of which we currently have approximately 5,000,000 seeds, ready to deploy. The Company’s wholly-owned subsidiary, Climate Cure Capital, expects to generate revenue from climate mitigation activities involving providing services related to funding climate mitigation projects through the sale of emission offset credits to fund them and other methods that would fund such projects.

Eco Allies Inc. issued 2,500,000 of its common shares to the Company in consideration of research and development services and for the transfer of 231,121 verified carbon credits and approximately 5,000,000 seeds of Climate Cure’s proprietary SuperGreenTree™ seeds. The verified carbon credits and the SuperGreenTree™ seeds were transferred from Climate Cure to EAI. The Company’s CEO is also the Co-CEO of Eco Allies Inc. and is a director of EAI too.

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On September 10, 2021, EAI finalized and entered into a joint venture agreement (the “Joint Venture Agreement”) with Biochar Now, LLC (“BN”) (biocharnow.com) to establish operations at EAI’s HQ facility planned for Baton Rouge LA, using BN’s patented slow pyrolysis kiln technologies. The Joint Venture encompasses initial activities to manufacture, distribute, and market Eco Allies™ branded biochar products to regional, national, and global markets for agriculture, livestock feed, industrial plastics, soil amendment and fertilizer, government pollution remediation projects, renewable energy, and other renewable and sustainable climate change mitigation and ecofriendly industries. Biochar Now biochar is USDA approved as an additive to livestock feed to reduce methane output. Eco Allies biochar will be used as an additive to livestock feed. As per the Joint Venture Agreement, the ownership of the joint venture projects shall be divided twenty-five percent to BN and seventy-five percent to EAI. EAI is to provide funding of $6,500,000 to the joint venture to build the production kilns, and BN will provide employee training and site management for the operation of the joint venture. If BN provides customers to the joint venture, then BN will receive an additional twenty percent of gross revenues on those specific customers. The Joint Venture Agreement contains customary terms of termination.

EAI has plans to build and manage a global offset credits trading exchange and data center and trade offset credits generated by EAI, Climate Cure, and others.

Stereo Vision’s headquarters are located at 601 E. Charleston Blvd., Studio. 100, Las Vegas. Nevada 89104. The Company phone number is 818-326-6018.

We do not incorporate the information on, nor is it accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended (“Section 15(g)”) that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, S Section 15(g) may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol SVSN.

THE OFFERING

__________

Issuer:	Stereo Vision Entertainment, Inc.

Securities offered:

A maximum of between 2,000,000 and 20,000,000 shares of our common stock, par value $0.001 ("Common Stock") at an offering price of between $0.25 and $0.025 per share (the "Offered Shares"). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	194,310,500 issued and outstanding as of October 4, 2021.

Number of shares of Common Stock to be outstanding after the offering	Between 196,810,500 and 219,310,500 shares if the maximum amount of Offered Shares are sold.

Price per share:	$.025 to $0.25

Maximum offering amount:	Between 2,000,000 and 20,000,000 shares at between $0.025 and $0.25 per share, or $500,000 (See “Distribution.”).

Trading Market:	Our Common Stock is currently traded on the OTC Markets under the symbol SVSN.

Use of proceeds:

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $470,000.00. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

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RISK FACTORS

_________

The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute "Forward-Looking Statements."

Our business and future operations may be adversely affected by epidemics and pandemics, such as the recent COVID-19 outbreak.

We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases, which could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of the country as a whole. For example, the recent outbreak of COVID-19, which has been declared by the World Health Organization to be a “pandemic,” has spread across the globe, including the United States of America. A health epidemic or pandemic or other outbreak of communicable diseases, such as the current COVID-19 pandemic, poses the risk that we, or potential business partners may be disrupted or prevented from conducting business activities for certain periods of time, the durations of which are uncertain, and may otherwise experience significant impairments of business activities, including due to, among other things, operational shutdowns or suspensions that may be requested or mandated by national or local governmental authorities or self-imposed by us, our potential customers or other potential business partners. While it is not possible at this time to estimate the impact that COVID-19 could have on our business plans, our potential customers, suppliers or other current or potential business partners, the continued spread of COVID-19, the measures taken by the local and federal government, actions taken to protect employees, and the impact of the pandemic on various business activities could adversely affect our results of operations and financial condition.

The price of our common stock may continue to be difficult to determine and volatile, as compared to larger companies on national exchanges.

The trading price of our common stock has been and is likely to remain difficult to determine and volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to our businesses; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

There are doubts about our ability to continue as a going concern.

The Company is an early-stage enterprise and has commenced principal operations. The Company has incurred losses of $18,306,198 for the period from May 5, 1999 (inception) until June 30, 2021. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the growth of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 3. Going Concern for further information.

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Risks Relating to Our Financial Condition

Our management has much experience operating small companies and are subject to the risks commonly encountered by early-stage companies.

The management of the Company. has experience in operating small companies. Many investors may treat us as an early-stage company although it has been in business for over twenty years. Because we have never generated revenue from Company’s initial focus, movies utilizing 3-D cameras and technology , our operating prospects should be considered in light of the risks and uncertainties frequently encountered by such companies in rapidly evolving markets. Additionally, the Company has just recently entered into the field of climate change mitigation and so is considered an early-stage company in that industry.

These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our products and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We have limited operational history in climate change mitigation, an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have begun expanding operations in our business and have not yet received any revenue through the sale of our products, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in the climate mitigation, and commodities industries, which are rapidly transforming. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we have not achieved profitability and cannot be certain that we will be able to begin growth or realize sufficient revenue to achieve profitability. Further, many of our competitors have a significantly larger user base and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update our website, add to our inventory, and improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing, we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

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We are highly dependent on our management team. If we lose key management or employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of selling or offering carbon offsets, fertilizer, biochar, climate mitigation technologies or other related items. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar products and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing markets, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in our markets.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

Risks Relating to our Common Stock and Offering

The Common Stock is illiquid, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has a minimal trading market, and is illiquid, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to, institutional investors and others in the investment community that generate or influence sales, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained.

We do not expect to pay dividends in the foreseeable future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 250,000,000 shares of common stock. We have issued and outstanding, as of October 4, 2021, 194,310,500 shares of common stock. In addition, we are entitled under our Articles of Incorporation to issue “blank check” preferred stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

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The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early-stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

Because directors and officers currently and for the foreseeable future will continue to control Stereo Vision Entertainment, Inc., it is not likely that you will be able to elect directors or have any say in the policies of Stereo Vision Entertainment, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Stereo Vision Entertainment, Inc. beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Company and Industry

The following risks relate to our businesses and the effects upon us assuming we obtain financing in a sufficient amount.

We may not be able to obtain additional funding to meet our requirements.

Our ability to maintain and expand our development and production of feature films to cover our general and administrative expenses depends upon our ability to obtain financing through equity financing, debt financing (including credit facilities) or the sale or syndication of some or all of our interests in certain projects or other assets. If our access to existing credit facilities is not available, and if other funding does not become available, there could be a material adverse effect on our business.

Budget overruns may adversely affect our business.

Actual motion picture costs may exceed their budget, sometimes significantly. Risks such as labor disputes, death or disability of star performers, rapid high technology changes relating to special effects or other aspects of production, shortages of necessary equipment, damage to film negatives, master tapes and recordings or adverse weather conditions may cause cost overruns and delay or frustrate completion of a production. If a film incurs substantial budget overruns, we may have to seek additional financing from outside sources to complete production of a motion picture. No assurance can be given as to the availability of such financing on terms acceptable to us. In addition, if a film incurs substantial budget overruns, there can be no assurance that such costs will be recouped, which could have a significant impact on our business, results of operations or financial condition.

Distributors’ failure to promote our programs may adversely affect our business.

Decisions regarding the timing of release and promotional support of our films are important in determining the success of feature film. As with most production companies, for our product distributed by others we do not control the manner in which our distributors distribute any of our television programs or feature films. Although our distributors have a financial interest in the success of any such feature films, any decision by our distributors not to distribute or promote one of feature films or to promote competitors' feature films to a greater extent than it promotes ours could have a material adverse effect on our business, results of operations or financial condition.

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We may not be able to compete with larger sales contract companies, the majority of whom have greater resources and experience than we do.

We are very small and unproven entity as compared to our competitors. As an independent production company, we will compete with major U.S. and international film studios. Most of the major U.S. studios are part of large diversified corporate groups with a variety of other operations, including television networks and cable channels, that can provide both the means of distributing their products and stable sources of earnings that may allow them better to offset fluctuations in the financial performance of their motion picture and television operations. In addition, the major studios have more resources with which to compete for ideas, storylines and scripts created by third parties as well as for actors, directors and other personnel required for production. This may have a material adverse effect on our business, results of operations and financial condition.

Our lack of diversification may make us vulnerable to oversupplies in the market.

Most of the major U.S. film studios are part of large diversified corporate groups with a variety of other operations, including television networks and cable channels, which can provide both means of distributing their products and stable sources of earnings that offset fluctuations in the financial performance of their motion picture and television operations. The number of films released by our competitors, particularly the major U.S. film studios, in any given period may create an oversupply of product in the market, and that may reduce our share of gross box-office admissions and make it more difficult for our films to succeed. Also, due to the accessibility of high-speed internet and data streaming, customers now have more choices and availability in entertainment than they have ever had before, which may also reduce our share of revenues, making it more difficult for our films to succeed.

Our operating results depend on product costs, public tastes and promotion success.

We expect to generate our future revenue from the development and production of our feature films. Our future revenues will depend upon the timing and the level of market acceptance of our feature films, as well as upon the cost to produce, distribute and promote these feature films. The revenues derived from the production of a feature film depend primarily on the feature film's acceptance by the public, which cannot be predicted and does not necessarily bear a direct correlation to the production costs incurred. Our Company currently has no revenue or material market following. The commercial success of a feature film also depends upon promotion and marketing and certain other factors. Accordingly, our revenues are, and will continue to be, extremely difficult to forecast.

Our business could be adversely impacted if we are unable to protect our intellectual property rights.

Our ability to compete depends, in part, upon successful protection of our intellectual property. We do not have the financial resources to protect our rights to the same extent as major studios. We will attempt to protect proprietary and intellectual property rights to our production through available copyright and trademark laws and licensing and distribution arrangements with reputable international companies in specific territories and media for limited durations. Despite these precautions, existing copyright and trademark laws afford only limited practical protection in certain countries. As a result, it may be possible for unauthorized third parties to copy and distribute our productions or certain portions or applications of our intended productions, which could have a material adverse effect on our business, results of operations and financial condition.

Litigation may also be necessary in the future to enforce our intellectual property rights, to protect our movie rights, or to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and the diversion of resources and could have a material adverse effect on our business, results of operations and financial condition. We cannot assure you that infringement or invalidity claims will not materially adversely affect our business, results of operations and financial condition. Regardless of the validity or the success of the assertion of these claims, we could incur significant costs and diversion of resources in enforcing our intellectual property rights or in defending against such claims, which could have a material adverse effect on our business, results of operations and financial condition.

Risks Related to our Subsidiaries Eco Allies and Climate Cure Capital

Our Subsidiaries’ business plans are speculative.

Our planned businesses are speculative and subject to numerous risks and uncertainties. The burden of government regulation on technology, biochar, fertilizer, carbon credit offsets, and commodities related industry participants, including manufacturers, distributors, retailers, suppliers and consumers, is uncertain and difficult to quantify. There is no assurance that we will ever earn enough revenue to make a net profit.

We have no existing brand identity and no brand loyalty; if we fail to market our brand to promote our service offerings, our business could suffer.

We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers once we have a commercially viable product offered. In order to attract customers to our products, we may be forced to spend substantial funds to create and maintain brand recognition among consumers. We believe that the cost of our sales campaigns could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

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Deployment of SuperGreenTrees™ Seedlings.

A return for shareholders on their investment is dependent on the Company being able to plant the SuperGreenTrees™ Seedlings. In the event the Company fails to have all the SuperGreenTrees™ Seedlings the Company acquired be planted, there will be an adverse effect upon shareholders returns on investment.

Farmers Care of the SuperGreenTrees™ Trees.

The farmers potentially contracted by us must properly care for the SuperGreenTrees™ from their planting as SuperGreenTrees™ Seedlings through their growth cycle to maturity. Farmers must properly water, prune and care for the SuperGreenTrees™ . Failure to do so could result in some or all a farmer’s SuperGreenTrees™ either dying or failing to mature to expected height and diameter, thereby reducing the amount of SuperGreenTrees™ that may be harvested from a farmer’s SuperGreenTrees™ tree farm.

Monitoring of Farmers.

The Company will not be continuously on the farmer’s land, or on land sought to be acquired by Eco Allies for its own growing of SuperGreenTrees™, monitoring their activities during the growth cycle of the SuperGreenTrees™. Should a farmer fail to properly care for the SuperGreenTrees™ or default under the terms of our proposed contract, by the time the Company learns of such circumstances it may be too late for the Company to take corrective steps or instruct the farmer to take corrective steps to save our crop of SuperGreenTrees™.

Natural Disturbances.

The SuperGreenTrees™ Seedlings, resulting SuperGreenTrees™, and carbon offset credits will be subject to natural disturbances such as drought, insects, pests, disease, fire, flood, climate change, soil contamination and excess precipitation. The occurrence of any one or all of these factors with respect to a farmer’s SuperGreenTrees™ could cause an investor to lose some or all of their investment.

Return on investment is dependent on multiple factors beyond the control of the Company.

A return on a shareholder’s investment is dependent on the aggregate of the amount of SuperGreenTrees™, and carbon offset credits that the Company is able to sell from the harvest, and the price for which it can sell the carbon offsets produced by our SuperGreenTrees™ and their biproduct produced from the harvest, both of which are subject to numerous external factors beyond the control of the Company. In the event the Company is unable to produce a sufficient amount of SuperGreenTrees™, and/or sell such the carbon offset credits produced by our SuperGreenTrees™ and the related byproducts at a profit, investors may lose some or all of their investment.

No Established Market for SuperGreenTrees™ in North America.

The market for SuperGreenTrees™ in North America is unestablished. If the Company is unable to develop the market, or if the market does not expand on its own, the Company may not be able to sell its SuperGreenTrees™ or its byproducts for a profit, or at all, which may result in a loss of some or all of a shareholder’s investment.

In the event we are not successful in reaching our revenue targets, additional funds may be required.

We may not be able to proceed with our business plan for the development and marketing of our core products and services. Should this occur, we may be forced to suspend or cease operations. Management intends to raise additional funds by way of a public or private offering. While we believe in the viability of our strategy to increase revenues and in our ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan, raise additional money, and generate sufficient revenues.

The industry in which we operate is highly fragmented and competitive and we face competition from numerous biochar fertilizer manufacturers, carbon offset producers, retailers and wholesalers as well as companies that offer carbon offsets.

We will compete with numerous biochar fertilizer manufacturers and distributors and, companies that offer carbon offsets. It is certain that some of these competitors have better access in certain markets, an enhanced ability to customize products to certain regions and complete established local distribution channels. Although we are confident about the advantages of the products that we offer, there are a number of manufacturers already manufacturing similar products in large scale and we cannot provide any assurances that there will not be new market entrants with similar products in the future. Furthermore, increased world trade has led to increased foreign competition; international producers and traders import products into the United States that generally of similar quality than those produced by US manufacturers. If they are localized and become familiar with the fertilizers, we plan to produce, we may face additional competition. If we are not successful in our marketing and advertising, diversifying our distribution channel, improving awareness of our brand, our revenue growth may be limited.

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Our competitors, due to their greater size and resources, are more capable of withstanding downturns in our industry. In addition, due to the low barrier of entry of our industry, it is likely that in the future more competitors will emerge and competition will likely be intensified.

While we are attempting to generate sufficient revenues, our cash position may not be enough to support our daily operations.

Management intends to raise additional funds by way of a public offering or additional private offerings, by the exercise of outstanding warrants, or by alternative methods. While we believe in the viability of our strategy to increase revenues and in our ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan, raise additional money, and generate sufficient revenues.

We may not be able to compete with other climate change mitigation companies, almost all of whom have greater resources and experience than we do.

Mostly all of our competitors have significantly greater financial, marketing and other resources, broader product lines outside of carbon offset credits, SuperGreenTrees™, biochar and larger customer bases than we have and are less financially leveraged than we are. As a result, these competitors may be able to: adapt to changes in customer requirements more quickly; introduce new and more innovative products more quickly; better adapt to downturns in the economy or other decreases in sales; better withstand pressure to accept customer concerns; take advantage of acquisition and other opportunities more readily; devote greater resources to the marketing and sale of their products and services; and adopt more aggressive pricing policies.

Our ability to adapt to industry changes in technology, or market circumstances, may drastically change the business environment in which we operate.

If we are unable to recognize these changes in good time, are late in adjusting our business model, or if circumstances arise such as pricing actions by competitors, then this could have a material adverse effect on our growth ambitions, financial condition and operating results.

The global increase in security threats and higher levels of professionalism in computer crime have increased the importance of effective IT security measures, including proper identity management processes to protect against unauthorized systems access.

Our systems, networks, products, solutions and services remain potentially vulnerable to attacks, which could potentially lead to the leakage of confidential information, improper use of our systems and networks, which could in turn materially adversely affect our financial condition and operating results.

We rely on the attraction and retention of talented employees.

Attracting and retaining talented employees in sales and marketing, research and development, finance and general management, as well as of specialized technical personnel, is critical to our success and could also result in business interruptions. There can be no assurance that we will be successful in attracting and retaining all the highly qualified employees and key personnel needed in the future.

In order to develop additional revenues and further our current products, we have plans to invest in product(s) that are synergistic with our current products.

Investing in these products’ adaptive technologies or business models may or may not be successful. They may not be timely nor cost-

effective, and there is no assurance the desired results will be achieved. We may need to increase our inventory levels, increase our accounts receivables, and be exposed to bad debt and obsolete inventory, and this would negatively impact our operations and balance sheet.

We may not be able to successfully compete against companies with substantially greater resources.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

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We cannot assure that we will earn a profit or that our products will be accepted by consumers.

Our business is speculative and dependent upon acceptance of our products by consumers. Our operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of our products. We cannot assure that we will be successful or earn enough revenue to make a profit, or that investors will not lose their entire investment.

We may be unable to keep pace with changes in the industries that we compete in and advancements in technology as our business and market strategy evolves.

As changes in the industries we compete in occur or macroeconomic conditions fluctuate we may need to adjust our business strategies or find it necessary to restructure our operations or businesses, which could lead to changes in our cost structure, the need to write down the value of assets, or impact our profitability. We will also make investments in existing or new businesses, including investments in technology and expansion of our business plans. These investments may have short-term returns that are negative or less than expected and the ultimate business prospects of the business may be uncertain.

As our business and market strategy evolves, we also will need to respond to technological advances and emerging industry standards in a cost-effective and timely manner in order to remain competitive, better and more beneficial products. The need to respond to technological changes may require us to make substantial, unanticipated expenditures. There can be no assurance that we will be able to respond successfully to technological change.

Risks Related to the Film Industry

Success depends on external factors in the film industry.

Operating in the film production industry involves a substantial degree of risk. Each motion picture is a unique piece of art that depends on unpredictable audience reaction to determine commercial success. There can be no assurance that our feature films will be favorably received.

Technological advances may reduce demand for films.

The entertainment industry in general, and the motion picture industry in particular, are continuing to undergo significant changes, primarily due to technological developments. Because of this rapid growth of technology, shifting consumer tastes and the popularity and availability of other forms of entertainment, it is impossible to predict the overall effect these factors will have on the potential revenue from and profitability of feature-length motion pictures.

A decline in the popularity of entertainment, film, and leisure activities could adversely impact our business.

Because our operations are affected by general economic conditions and consumer tastes, our future success is unpredictable. The demand for entertainment, film and leisure activities tends to be highly sensitive to consumers' disposable incomes, and thus a decline in general economic conditions could, in turn, have a material adverse effect on our business, operating results and financial condition and the price of our Common Stock.

Public tastes are unpredictable and subject to change and may be affected by changes in the country's political and social climate. A change in public tastes could have a material adverse effect on our business, operating results and financial condition and the price of our Common Stock.

A decline in general economic conditions could adversely affect our business.

Our operations are affected by general economic conditions, which generally may affect consumers' disposable income. The demand for entertainment and leisure activities tends to be highly sensitive to the level of consumers' disposable income. A decline in general economic conditions could reduce the level of discretionary income that our fans and potential fans have to spend on our live and televised entertainment and consumer products, which could adversely affect our revenues.

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Risks Relating to the Internet

Online security breaches could harm our business.

The secure transmission of confidential information over the Internet is essential to maintain consumer confidence in our website as well as to maintain corporate communications. Substantial or ongoing security breaches of our system or other Internet-based systems could significantly harm our business. Any penetration of our network security or other misappropriation of our users’ personal information could subject us to liability. We may be liable for claims based on unauthorized purchases with credit card information, fraud, or misuse of personal information, such as for unauthorized marketing purposes. These claims could result in litigation and financial liability. We rely on licensed encryption and authentication technology to effect secure transmission of confidential information, including credit card numbers. It is possible that advances in computer capabilities, new discoveries or other developments could result in a compromise or breach of the technology we use to protect customer transaction data. We may incur substantial expense to protect against and remedy security breaches and their consequences. A party that is able to circumvent our security systems could steal proprietary information or cause interruptions in our operations. We cannot guarantee that our security measures will prevent security breaches. Any breach resulting in misappropriation of confidential information would have a material adverse effect on our business, financial condition and results of operations.

Statements Regarding Forward-looking Statements

______

This Disclosure Statement contains various "forward-looking statements." You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "would," "could," “should," "seeks," "approximately," "intends," "plans," "projects," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors."

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USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $30,000) will be $470,000. We will use these net proceeds for the following:

Shares Offered (% Sold)	(100%) Shares Sold	(75%) Shares Sold	(50%) Shares Sold	(25%) Shares Sold
Gross Offering Proceeds	$500,000	$375,000	$250,000	$125,000
Approximate Offering Expenses (1)
Misc. Expenses	5,000	5,000	5,000	5,000
Legal and Accounting	25,000	25,000	25,000	25,000
Total Offering Expenses	30,000	30,000	30,000	30,000
Total Net Offering Proceeds	470,000	345,000	220,000	95,000
Principal Uses of Net Proceeds (2)
Employee/Officers & Directors / Independent Contractor Compensation	130,000	100,000	90,000	60,000
Rent, Utilities, Office Expenses	20,000	15,000	10,000	5,000
Movie Properties // Promotion Expense	68,000	48,000	45,000	30,000
Non-Fungible Tokens	44,000	37,000	30,000	-
Non-Fungible Token Production and Services	40,000	30,000	28,000	-
Landfill Methane Outreach Program	30,000	30,000	5,000
Alternative Compliance Program – Pre-Sale of Carbon Credits	30,000	30,000	5,000	-
Climate Cure Subsidiary	25,000	25,000	7,000	-
Employment Taxes, Benefits	23,000	20,000	-	-
Legal	20,000	5,000	-	-
Audit	20,000	5,000	-	-
Contingency	20,000	-	-	-
Total Principal Uses of Net Proceeds	470,000	345,000	220,000	95,000
Amount Unallocated	0	0	0	0

(1)	Offering expenses have been rounded to $30,000.

(2)	Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line-item expenditures as required for ongoing operations.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DILUTION

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of June 30, 2021, was $(1,111,520) or $(.0058) per the then outstanding s shares of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale at $0.25 (after deducting estimated offering expenses of $30,000):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$0.25	$0.25	$0.25	$0.25
Historical net tangible book value per share as of June 30, 2021 (1)	(0.0058)	(0.0058)	(0.0058)	(0.0058)
Increase in net tangible book value per share attributable to new investors in this offering (2)	(0.0024)	(0.0183)	(0.0012)	(0.0063)
Net tangible book value per share, after this offering	0.0181	0.0125	0.0067	0.0005
Dilution per share to new investors	0.232	0.238	0.243	0.25

(1)	Based on net tangible book value as of June 30, 2021, of ($1,111,520) and 193,060,500 outstanding shares of Common stock as of June 30, 2021.
(2)	After deducting estimated offering expenses of $30,000.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale at $0.025 in this offering (after deducting estimated offering expenses of $30,000):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$0.025	$0.025	$0.025	$0.025
Historical net tangible book value per share as of June 30, 2021 (1)	(0.0058)	(0.0058)	(0.0058)	(0.0058)
Increase in net tangible book value per share attributable to new investors in this offering (2)	(0.0027)	(0.0021)	(0.0014)	(0.0006)
Net tangible book value per share, after this offering	(0.003)	(0.0037)	(0.0044)	(0.0051)
Dilution per share to new investors	0.0280	.0287	.0294	.0301

(1)	Based on net tangible book value as of June 30, 2021, of ($1,111,520) and 193,060,500 outstanding shares of Common stock as of June 30, 2021.
(2)	After deducting estimated offering expenses of $30,000.

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DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

•	the information set forth in this Offering Circular and otherwise available;
•	our history and prospects and the history of and prospects for the industry in which we compete;
•	our past and present financial performance;
•	our prospects for future earnings and the present state of our development;
•	the general condition of the securities markets at the time of this Offering;
•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
•	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate at the Company’s discretion, twelve months after shares can be sold or, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Contact us via phone or email.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by check, wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best-efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

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Other Selling Restrictions

Other than in the United States, no action has been taken by us that would permit a public offering of our Common Stock in any jurisdiction where action for that purpose is required. Our Common Stock may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of shares of our Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy our Common Stock in any jurisdiction in which such an offer or solicitation would be unlawful.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

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You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled "Risk Factors", "Cautionary Statement regarding Forward-Looking Statements" and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had $3,045,636 and $0 in revenues from operations for the years ended June 30, 2021 and 2020. The Company generated the 2021-year end revenue of $2,500,00 from Research and Development, $520,716 in debt write-off and $24,920 in deposits. The Company generated no revenues during the year ended 2020.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company's entire deployment of its current and proposed products and its business plan, it may have to raise additional funds in the next twelve months. Contemporaneously we will work to further production on our feature films and our non-fungible token projects.

The Company expects to increase the number of employees at the corporate level, as warranted.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions about collection of accounts and notes receivable, the valuation and recognition of stock-based compensation expense, the valuation and recognition of derivative liability, valuation allowance for deferred tax assets and useful life of fixed assets.

RESULTS OF OPERATIONS

Results for the Years Ended June 30, 2021 and June 30, 2020, respectively.

Working Capital	Year Ended June 30, 2021 $	Year Ended June 30, 2020 $
Cash	51	120
Current Assets	51	139,659
Current Liabilities	1,106,271	1,292,930
Working Capital (Deficit)	(1,106,220)	(1,153,271)

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Cash Flows	Year Ended June 30, 2021 $
Cash Flows from (used in) Operating Activities	(2,264,849)
Cash Flows from (used in) Investing Activities	-
Cash Flows from (used in) Financing Activities	11,216
Net Increase (decrease) in Cash During Period	(69)

Operating Revenues

The Company’s revenues were $3,045,636 and $0 for the years ended June 30, 2021 and June 30, 2020. The Company generated the 2021-year end revenue of $2,500,00 from Research and Development, $520,716 in debt write-off and $24,920 in deposits. The Company generated no revenues during the year ended 2020.

Cost of Revenues / Sales

The Company’s cost of revenues was $0 and $0 for the years ended June 30, 2021 and June 30, 2020, respectively.

Gross Profit

For the years ended June 30, 2021 and June 30, 2020, the Company’s gross profit was $3,045,636 and $0, respectively.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, employees, and accounting expenses. For the years ended June 30, 2021 and June 30, 2020, general and administrative expenses were $792,072, and $365,932, respectively.

Other Income (Expense)

The Company did not earn any other income (expense) during the years ended June 30, 2021 and June 30, 2020, respectively.

Net Income (Loss)

Our net income (loss) for the years ended June 30, 2021 and June 30, 2020, was $2,264,849 and $(365,932). The net income was mainly attributable to $2,500,000 in research and development, $520,716 in a debt write-off and is further influenced by the matters discussed in the other sections of the MD&A.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related and third parties through capital investment and borrowing of funds.

At June 30, 2021, the Company had total current assets of $51. Current assets consist entirely of cash.

At June 30, 2021, the Company had total current liabilities of $1,106,271. Current liabilities consisted primarily of accrued expenses, accrued salaries, loans payable officers and loans from shareholders.

We had negative working capital in the amount of $1,106,220 as of June 30, 2021.

Cashflow from Operating Activities

During the year ended June 30, 2021, there was cash used in operating activities in the amounts of $2,264,849.

Cashflow from Investing Activities

There was no cash used in investing activities for the year ended June 30, 2021.

Cashflow from Financing Activities

During the period from year ended June 30, 2021, cash provided by financing activity was $11,216.

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Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons, we have included in our unaudited financial statements that there is substantial doubt that we will be able to continue as a going concern without further financing.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. As of June 30, 2021, the Company net income of $2,253,564, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our business plan.

Since inception, we have financed our cash flow requirements through issuance of common stock and loans to third parties. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of revenues. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we will need to generate sufficient revenues from sales in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth.

To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our business model and websites, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Critical Accounting Policies.

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Recognition of Revenues - In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 establishes a single comprehensive model for entities to use in accounting for revenue arising from outside contracts with customers and supersedes most of the existing revenue recognition guidance and notes that lease contracts with customers are a scope exception. ASU 2014-09 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. On August 12, 2015, the FASB issued ASU 2015-14 to defer the effective date of ASU 2014-09. Public business entities may elect to adopt the amendments as of the original effective date however, adoption is required for annual reporting periods beginning after December 15, 2017.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

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Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Management regularly evaluates the accounting policies and estimates that are used to prepare the financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an "emerging growth company" (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not "emerging growth companies", including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an "emerging growth company" for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any December 31, before that time, we would cease to be an "emerging growth company" as of the following December 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for "emerging growth companies" under the Exchange Act. The differences include, but are not limited to, only being required to file an exit report, rather than annual and quarterly reports.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies", and our stockholders could receive less information than they might expect to receive from more mature public companies.

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Stereo Vision Entertainment, Inc.

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Corporate History

Stereo Vision Entertainment, Inc. (the “Company”, “SVSN”, “Stereo Vision,” “SVE”) was originally incorporated in the State of Arizona as Arizona Tax Pros & Insurance Wholesalers, Inc., on December 14, 1993. Arizona Tax Pros & Insurance Wholesalers, Inc., changed its name to Kestrel Equity Corporation on October 6, 1997. On July 20, 1999, Kestrel entered into an Acquisition Agreement and Plan of Reverse Merger with Stereo Vision Entertainment, Inc., a privately held Nevada corporation, incorporated on May 5, 1999 and subsequently merged out of existence. Pursuant to the Merger, which was consummated on December 30, 1999, Kestrel was merged with and into SVE Merger, Inc., which was incorporated on December 23, 1999, in Nevada, redomiciling the corporate entity to Nevada. On January 31, 2000, SVE Merger, Inc. changed its name to Stereo Vision Entertainment, Inc.

Stereo Vision’s core operations are focused on two areas. Originally and still, one focus involves the intellectual properties it possesses in the form of film projects and screenplays. It has the ability to create multimedia content utilizing an award-winning team of industry professionals. Wholly owned subsidiary, the 3D motion graphics company REZN8 (rezn8.com), is a 9-time Emmy Award winner.

Stereo Vision has recently become involved in Non-Fungible Tokens. Stereo Vision started with the rights to market certain 3D graphics of 10-time Emmy award winner Paul Sidlo. Recently, Stereo Vision secured rights to market as NFTs the book cover art of The Legends of Oz children’s books by Roger S. Baum (great-grandson of L. Frank Baum, the author of The Wizard of Oz.).

Stereo Vision’s future feature films are valuable assets for which the Company is pursuing production deals. “Three Dimensions Of Jerusalem” is Stereo Vision’s flagship feature film project. Others include “Aubrey Blaze,” “Gonzos,” and “Kung Fu U.”

These projects are in different stages of development. For financing, the Company would form stand-alone limited liability companies on a project-by-project basis. Upon the completion of each film financing, Stereo Vision would earn industry-standard 5% producer’s fees for each film financed.

Stereo Vision’s other focus is climate mitigation activities and services. This began when Stereo Vision acquired Climate Cure Capital Corporation as a wholly owned subsidiary in August 2019 for 5,000,000 shares of SVSN restricted common stock. Climate Cure provides environmental commodities services to produce and broker carbon offset credits, emissions offset credits, as well as other offset credits that finance pollution mitigation and renewable energy projects. Climate Cure developed the SuperGreenTree™ (“SGT”), a proprietary Paulawonia tree, which have been farmed and harvested in California for over 10 years. SGT’s are super fast growing, reaching a height of 60 feet in about 3 years. They can then be harvested up 5 to 6 times from the original stump. They can be mixed with animal manure to create green gas, electricity, carbon and environmental credits, and can be made into a high quality biochar. Biochar is charcoal used as a soil amendment and is rich in carbon, and enhances agriculture growth, is a phytoremediator (cleans up soil pollutants), can remove algae from waterways, and reduces water usage.

Eco Allies Inc. was incorporated July 29, 2020, under the laws of the State of Nevada. The Company was formed for the sole purpose of climate change mitigation related operations. EAI is a majority-owned subsidiary of Stereo Vision.

On June 27, 2021, EAI finalized and entered into a joint venture agreement (the “Joint Venture Agreement”) and Biochar Now, LLC (“BN”) (biocharnow.com) to establish operations at EAI’s HQ facility planned for Baton Rouge LA, using BN’s slow pyrolysis kiln technologies. The Joint Venture encompasses initial activities to manufacture, distribute, and market the Eco Allies™ branded Biochar Now USDA approved biochar products to regional, national, and global markets for agriculture, livestock feed, industrial plastics, soil amendment and fertilizer, government pollution remediation projects, renewable energy, and other renewable and sustainable climate change mitigation and ecofriendly industries. As per the Joint Venture Agreement the ownership of the joint venture projects shall be divided twenty-five percent to BN and seventy-five percent to EAI. EAI is to provide funding of $6,500,000 to the joint venture, and BN will provide employee training and site management for the operation of the joint venture. If BN provides customers to the joint venture, then BN will receive an additional twenty percent of gross revenues on those specific customers. EAI plans to build and manage a global offset credits trading exchange and data center and trade offset credits generated by EAI and others. The Joint Venture Agreement contains customary terms of termination.

Stereo Vision’s headquarters are located at 601 E. Charleston Blvd., Studio. 100, Las Vegas. Nevada 89104. The Company phone number is 818-326-6018.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

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BUSINESS

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The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under "Special Note Regarding Forward-Looking Statements." Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Annual Report, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading "Risk Factors" or elsewhere in this Offering Circular.

Our Business Overview

The Company is primarily engaged in the business of Movie Production while its wholly-owned subsidiary, and its majority-owned subsidiary Eco Allies are in the business of Climate Change Mitigation. We believe that SVSN revenues will be achieved from the sale of its feature films and producer fees. We believe that Climate Cure Capital and Eco Allies will create revenue by generating and trading carbon offset credits, emission offset credits, Eco Allies branded biochar products livestock feed and kitty litter, and the deployment of our proprietary Paulownia SuperGreenTrees™ of which we currently have approximately 5,000,000 seeds, ready to deploy.

Stereo Vision Entertainment, Inc.

Stereo Vision’s core operations are focused on two areas media properties and climate change mitigation (See below regarding climate change mitigation.).

Entertainment

The Company possesses intellectual properties in the form of film projects and screenplays. It has the ability to create multimedia content utilizing an award-winning team of industry professionals. Our wholly owned subsidiary, the 3D motion graphics company REZN8, is a 9-time Emmy Award winner. Because of its relationships in the industry, the Company continues to expect that it will be able to eventually generate income from its film products and screenplays, Stereo Vision has recently become involved in the sale Non-Fungible Tokens. Stereo Vision started with the rights to market certain 3D graphics of 10-time Emmy award winner Paul Sidlo. Recently, Stereo Vision secured rights to market as NFTs the book cover art of The Legends of Oz children’s books by Roger S. Baum (great-grandson of L. Frank Baum, the author of The Wizard of Oz.). Non-fungible token sales are not expected to be a significant activity of the Company.

Stereo Vision’s future feature films are valuable assets for which the Company is pursuing production deals. “Three Dimensions Of Jerusalem” is Stereo Vision’s flagship feature film project. Others include “Aubrey Blaze,” “Gonzos,” and “Kung Fu U.”

These projects are in different stages of development. For financing, the Company would form stand-alone limited liability companies on a project-by-project basis. Upon the completion of each film financing, Stereo Vision would earn industry-standard 5% producer’s fees for each film financed.

Regarding these movies, “Aubrey Blaze” has been fully scripted and budgeted and is a sci-fi thriller. The screenplay was written by the creators of the television show “Baywatch,” Michael Berk and Doug Schwartz. Stereo Vision would utilize film producer’s rebate, movie production, and tax credits where available, and which can provide up to 40% of the budget. For all of its movies, the plan is to raise part of the production budget by selling foreign distribution rights.

“Gonzos” is a story treatment by Baywatch creators Michael Berk and Doug Schwartz. The funding plan involves securing a sponsor type investor and use as an advertising vehicle product placement in the movie.

“Kung Fu U” is an anti-bullying martial arts summer camp comedy that would be produced by Baywatch Co-Creator Michael Berk.

“Three Dimensions of Jerusalem” (“TDOJ”) has been fully scripted and budgeted. It was written by Jack Honour, our CEO. TDOJ is a family-oriented, faith-based film. Michel Landon, Jr. has been retained as the director. The screenwriter is Academy-Award-winning writer Pamela Wallace. Israeli Oscar nominated Misha Segal has been retained as music composer, This movie is an action/adventure story about three teenagers that live in Jerusalem. One is Christian, one is Muslim, and one is Jewish. They are all best friends. This story outlines the trials and dangers that they encounter being friends in today’s Jerusalem.

Through an affiliate, an opportunity was presented to Stereo Vision to acquire Climate Cure Capital Corporation. Climate Cure focuses on an area of the existentially important business of climate change mitigation. This focus utilizes an elementary, results producing facet of mitigation activities. With Climate Cure came a team of climate change mitigation experts. By joining with Stereo Vision, the Climate Cure company and team, obtained the potential to use its mitigation technology and ability to make a change in the abysmal direction the environment is heading, With its media capabilities Stereo Vision believes it can showcase and advance its climate change mitigation activities for awareness, support, and customers. One of Stereo Vision’s early media projects, “Underwater Wonderland in 3D,” is about how carbon dioxide is destroying the Belize Barrier Reef. This film could be used to display Stereo Vision’s efforts, mitigation abilities, and the benefits therefrom, and advertise them.

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Climate Change Mitigation

Stereo Vision’s acquisition of Climate Cure Capital Corporation (See: climatecurecapital.com), as a wholly owned subsidiary, allowed Stereo Vision to enter an arena that has social and environmental benefits, and the potential ability to generate significant revenue and income. With an effective, yet simple technology, a team of experts in climate mitigation, and in business, Stereo Vision entered a new era with an experienced management team able to manage and oversee its own undertakings without distracting Stereo Vision from its original intellectual properties monetizationfocus.

To take further advantage of the Climate Cure acquisition and the assets it brought, Stereo Vision orchestrated the formation of Eco Allies Inc. (See: ecoallies.biz), a Nevada Benefits corporation of which Stereo Vision is the majority owner. Eco Allies’ plan is to capitalize on proven technologies and assets of its sister company, Climate Cure, to be an ally of the ecology of the planet, hence its name.

Stereo Vision’s climate change mitigation efforts concentrate on the useful exploitation of biomass products, including for clean energy, electricity, and methane abatement using Eco Allies’ proprietary SuperGreenTree™ (“SGT”) tree’s carbon sequestration ability.

Climate Cure Capital,

Climate Cure Capital is planning on providing of all aspects related to renewable energy and carbon related finance.

Climate Cure plans to be able to provide a feasibility studies, financing assistance, registration and verification of a project, project delivery, or carbon brokering, and having the expertise to handle your project from start to finish. Climate Cure has relationships with third-party verifiers, governmental contacts, and a wealth of other strategic partners experienced in the successful registration of a Clean Development Mechanism activities, Joint Implementation, and/or Emission Trading projects.The Clean Development Mechanism is a United Nations-run carbon offset scheme allowing countries to fund greenhouse gas emissions-reducing projects in other countries and claim the saved emissions as part of their own efforts to meet international emissions targets.

We plan to offer clients a variety of associated services including carbon sequestration, emissions offsets (compensating emissions in one location with equivalent reductions elsewhere), greenhouse gas inventory, development and the monitoring of emission reduction projects. Although we will offer a menu of standardized services, we specialize in designing custom client solutions in the varying regulatory, voluntary and market branding sectors.

Climate Cure Capital's team has more than 40 years of combined experience in project design, management, and implementation in Greenhouse Gas reduction and renewable energy arenas. Our strategy is to identify renewable/ sustainable energy, emission reduction or energy efficiency projects in the early stages of development; pre-fund certification to increase the probability of success; carbon trading aspects, from start to finish, of any individual project. We will direct and manage the necessary technical consultants and will form a repository for all carbon related project data.

Products and Services

Stereo Vision plans to put its movie properties into pre-production and production once it is able to procure funding for them.

Marketing and Sales

Our current service scope is geared primarily towards developing our own projects and using the directors, writers, and people that we have already brough on board. Our marketing strategy includes a diverse range of promotional communications. Our primary marketing channels will use professional networking, using the existing industry connections that we have. A key component of our marketing strategy is to seek alliances with video companies that have industry credibility, presence, and distribution. In terms of geography, our target markets are in North America and the Middle East. We plan to also use online marketing as part of efforts to attract customers and promote and distribute our products. Our primary online interface will be through our website. We supplement this with online marketing efforts, including advertising, links from Internet directories to our website and referrals from blogs. Our plan is to use Search Engine Optimization (SEO) to have Fearless Films show near the top of the list of relevant Internet searches.

Our Business Strategy

Our strategy has two elements: (i) utilize our current connections and skills to build a revenue-producing film services business; and (ii) become an independent producer of television and movie content.

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We are currently focused on developing our own feature films as well as providing video production services to professional video production companies. Video projects are divided into four parts: (i) pre-production, (ii) production, (iii) post-production and (iv) distribution. During pre-production, the client will describe the need and the purpose of the production. We can then handle everything from directing and creative directing through post-production and fulfillment, depending on the needs of the client. Our services will include Video, TV and film production; talent selection; distribution; animation and special effects; editing; sound mixing; creative writing; and a full range of post-production services.

Our marketing strategy includes a diverse range of promotional communications, first about our feature films and eventually new and client films that we acquire. Our primary marketing channel is professional networking, using management's existing industry connections. A key component of this strategy is to seek alliances with video companies that have industry credibility, presence, and distribution. Our networking efforts include attending trade shows, meetings, seminars and industry events. We also use our website for marketing to attract customers and promote and distribute our products. We intend to add online marketing, including advertising, links from Internet directories to our website, referrals from blogs, and Search Engine Optimization (SEO) to have our films show near the top of the list of relevant Internet searches.

Industry Background

The Feature Film Industry . The feature film industry encompasses the development, production and exhibition of feature-length motion pictures and their subsequent distribution in the online, DVD, television, video on demand and other ancillary markets. The major studios dominate the industry, some of which have divisions that are promoted as "independent" distributors of motion pictures, including Universal Pictures, Warner Bros Entertainment (also known as Warner Bros. Studios, Inc., Warner Bros. Pictures, Inc. commonly called Warner Bros., or simply WB) including subsidiaries New Line Cinema and Castle Rock Entertainment & DC Entertainment, Twentieth Century Fox, Sony Pictures Entertainment (including Columbia Pictures and Tristar Pictures), Paramount Pictures, Walt Disney Studios, MGM Holdings and Lions Gate Entertainment. In recent years, however, true "independent" motion picture production and distribution companies have played an important role in the production of motion pictures for the worldwide feature film market.

Independent Feature Film Production and Financing. Generally, independent production companies do not have access to the extensive capital required to make big budget motion pictures, such as the "blockbuster" product produced by the major studios. They also do not have the capital necessary to maintain the substantial overhead that is typical of such studios' operations. Independent producers target their product at specialized markets and usually produce motion pictures with budgets of less than $25 million. Generally, independent producers do not maintain significant infrastructure. They instead hire only creative and other production personnel and retain the other elements required for development, pre-production, principal photography and post-production activities on a project-by-project basis. Also, independent production companies typically finance their production activities from bank loans, pre-sales, equity offerings, co-productions and joint ventures rather than out of operating cash flow. They generally complete financing of an independent motion picture prior to commencement of principal photography to minimize risk of loss.

Independent Feature Film Distribution . Motion picture distribution encompasses the exploitation of motion pictures in theatres and in markets, such as the DVD, pay-per-view, pay television, free television and ancillary markets, such as hotels, airlines and streaming films on the Internet. Independent producers do not typically have distribution capabilities and rely instead on pre-sales to North American and international distributors. Generally, the local distributor will acquire distribution rights for a motion picture in one or more of the aforementioned distribution channels from an independent producer. The local distributor will agree to advance the producer a non-refundable minimum guarantee. The local distributor will then generally receive a distribution fee of between 20% and 35% of receipts, while the producer will receive a portion of gross receipts in excess of the distribution fees, distribution expenses and monies retained by exhibitors. The local distributor and theatrical exhibitor generally will enter into an arrangement providing for the exhibitor's payment to the distributor of a percentage (generally 40% to 50%) of the box-office receipts for the exhibition period, depending upon the success of the motion picture.

Competition

The motion picture industry is intensely competitive. In addition to competing with the major film studios that dominate the motion picture industry, we will also compete with numerous independent motion picture production companies, television networks, pay television systems, and online streaming media companies such as Netflix, Hulu, and Amazon Prime. Virtually all of our competitors are significantly larger than we are, have been in business much longer than we have, and have significantly more resources at their disposal. Our competitors range from small independent producers to well financed established film studios, particularly, major U.S. film studios.

Intellectual Property

We believe that intellectual property will be material to our business and we will expend cost and effort in an attempt to develop and protect our intellectual property and to maintain compliance vis-à-vis other parties' intellectual property. Our ability to protect and enforce our intellectual property rights is subject to certain risks. Enforcement of intellectual property rights is costly and time consuming.

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From time to time, we may encounter disputes over rights and obligations concerning intellectual property. We cannot offer any assurances that we will prevail in any intellectual property dispute.

Government Regulation

The Company is not currently subject to any direct government regulations, other than the securities laws and the regulations thereunder applicable to all publicly owned companies and laws and regulations applicable to general businesses. It is possible that certain laws and regulations may be adopted at the local, state, national and international level that could affect the Company's operations. Changes to such laws could create uncertainty in the marketplace which could reduce demand for the Company's products or increase the cost of doing business as a result of costs of litigation or a variety of other such costs or could in some other manner have a material adverse effect on the Company's business, financial condition, results of operations and prospects. If any such law or regulation is adopted it could limit the Company's ability to operate and could force the business operations to cease, which would have a significantly negative effect on the Company.

Eco Allies Inc.

On February 18, 2021, the Company and Climate Cure Capital Corporation (“CC”), a related party, entered into an Asset Purchase, Sale and Transfer Agreement (the “Asset Purchase Agreement”). As per the Asset Purchase Agreement, the Company issued 2,500,000 shares of common stock to an affiliate of the Company’s Chief Executive Officer (Stereo Vision Entertainment, Inc.) in exchange for 231,121 verified carbon credits and approximately 5,000,000 seeds of the HDF SuperGreenTree.

On September 10, 2021, EAI finalized and entered into a joint venture agreement (the “Joint Venture Agreement”) and Biochar Now, LLC (“BN”) (biocharnow.com) to establish operations at EAI’s HQ facility planned for Baton Rouge LA, using BN’s slow pyrolysis kiln technologies. The Joint Venture encompasses initial activities to manufacture, distribute, and market the Eco Allies™ branded Biochar Now USDA approved biochar products to regional, national, and global markets for agriculture, livestock feed, industrial plastics, soil amendment and fertilizer, government pollution remediation projects, renewable energy, and other renewable and sustainable climate change mitigation and ecofriendly industries. As per the Joint Venture Agreement the ownership of the joint venture projects shall be divided twenty-five percent to BN and seventy-five percent to EAI. EAI is to provide funding of $6,500,000 to the joint venture, and BN will provide employee training and site management for the operation of the joint venture. If BN provides customers to the joint venture, then BN will receive an additional twenty percent of gross revenues on those specific customers. EAI plans to build and manage a global offset credits trading exchange and data center and trade offset credits generated by EAI and others. The Joint Venture Agreement contains customary terms of termination.

Products

SuperGreenTree™

The Company's primary focus is the planting and sale of its SuperGreenTrees™. For years, SuperGreenTrees™ have been successfully grown and harvested domestically. Six weeks after planting, these trees grow to 1 1/2 feet and continue growing 20 feet a year, to a maximum 60-foot height. But they can be harvested after one year for biomass for clean energy, making biochar, and even to make a product that supplants coal. Through our joint venture agreement Climate Cure’s 5,000,000 SuperGreenTree™ seeds have been assigned to Eco Allies to broaden the cultivation footprint of the SuperGreenTrees™ . The SuperGreenTree™ was developed by CC through a grafting process that did not involve genetic modification.

SuperGreenTree™

We plan to start planting our SuperGreenTrees™ at our planned operations Headquarters that will be located in Baton Rouge, LA. Louisiana is a suitable place to grow our SuperGreenTrees™, due to the climate, price of the land and availability of labor.

Organizations worldwide including the Food and Agriculture Organization of the United Nations know these trees have such important environmental value as:

•	Carbon dioxide absorption, one of the “greenhouse gases,” which many think is responsible for the global climate change our planet is experiencing; and

•	SuperGreenTrees™ absorb many other gases and pollutants such as nitrogen dioxide, ozone, and microscopic particulate matter which are harmful to humans and the atmosphere.

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The SuperGreenTree™ is a phyto-remediator, increasing the organic content of degraded soils, processing and filtering contaminants through the uptake of its vascular system, and emitting oxygen into the atmosphere. In this manner, each 3-year-old SuperGreenTree™ could sequester approximately 361 pounds of carbon representing 1,325 pounds of CO2 gas removed from the atmosphere. Actual determination of CO2 sequestered will be determined as part of baseline study, tree monitoring and maintenance plans as part of the greenhouse gas emission (GHG) emission reduction validation and verification process for qualifying and certifying the offset credits.

The SuperGreenTree™ can re-grow from its stump (coppicing ability) and can be harvested repeatedly after sufficient growth periods, which relatively speaking, are very short.

The SuperGreenTree™ is not genetically engineered. A proprietary root-grafting system allows its propagation.

The source of rootstock is native to China, Laos, and Vietnam, and has long been cultivated elsewhere in eastern Asia, notably in Japan and Korea. The rootstock was introduced to the USA as a landscape tree over 150 years ago. It has since become naturalized in 33 states.

The Bee-Friendly tree may be one of the few trees in the world that can be used for valuable wood, feed fodder and honey while cleaning the air, water and soil of pollutants.

Mixing mulched SuperGreenTrees™ with effluent from animal farms produces a cleaner burning, efficient fuel to sell. If not utilized, methane, a dangerous (and smelly) greenhouse gas result. Preventing or lowering methane emissions benefits the atmosphere and results in high value, marketable methane offset credits. SuperGreenTrees™ produce a very high-quality biochar. Biochar is a type of charcoal that is used in agriculture as a soil amendment. Biochar is rich in carbon, and can endure for thousands of years, and enhances soil for better production yields over extended periods.

SuperGreenTrees™ Features

SuperGreenTrees™ are a member of the genus Paulownia, which is reported in the Guinness Book of World Records to be the fastest growing hardwood tree in the world. Characteristics of the tree include:

i.

Fast growing time grows 10-20 feet in first year and 5-10 feet per year thereafter (depending on growing conditions).

http://toadgully.com.au/files/Indices%20of%20Paulownia%20Growth%20Characteristics.pdf

ii.	Timber varieties reach a height of 50–70 feet.

iii.	Non-invasive deep tri-tap root system. http://toadgully.com.au/files/Data02.pdf

iv.	Ready for harvest within 7-10 years (depending on climate). http://www.permaship.org/Home/permaculture-concepts/paulownia-overview

v.	Will generate up to 6 harvests from a single root for a total of approximately 40-60 years of production. http://www.permaship.org/Home/permaculture-concepts/paulownia -overview

vi.	Timber is good for Biomass uses, such as feedstock for the process of pyrolysis for the generation of fuels. http://www.permaship.org/Home/permaculture-concepts/paulownia-overview

Benefits of SuperGreenTrees™

Carbon Drawdown and Other Environmental Benefits

Eco Allies plans to grow SuperGreenTrees™ in plantation and permaculture settings and then harvest the trees in approximately 3 years from planting and then every 3 years thereafter for 6 rounds of harvesting. The trees regenerate after harvest, providing a long-term source of lumber without replanting.

Environmentally beneficial properties include:

•	Non-invasive, non-GMO, Earth-friendly
•	Regenerates after harvest without replanting
•	Protects old growth forests by growing trees as a timber crop
•	Revitalizes the soil
•	Intercrops well with other plants, improving overall harvest

Tree Farm based timber is widely recognized as a solution for reversing climate change and protecting forests. The fast growth rate is fueled by extremely efficient carbon sequestration using C4 Photosynthesis.

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Due to the SuperGreenTrees™ ability to sequester carbon dioxide, it is a particularly well-suited solution for offsetting the carbon that shareholders generate during the normal course of their lifetime.

The environmental benefits extend to the soil. The large leaves absorb nitrogen from the air, providing a natural fertilizer to the soil. Empress tree plantations will revitalize and regenerate impoverished land, allowing farmers to grow new crops in soils that have been depleted from over-farming.

SuperGreenTrees™ Growing Condition

Growing Zones and Planting Requirements

The Company plans to plant its SuperGreenTrees™ in diverse geographical areas to mitigate risks associated with weather and disease; however, in the beginning we will focus on the Baton Rouge area of Louisiana.

We plan to plant our SuperGreenTrees™ at a minimum of 20 feet apart and after our Baton Rouge plantation, the next plantation locations will be assessed on the basis of season temperatures, rainfall, elevation, soil type and the topography of the land.

Soil: Ideal conditions for planting are a free draining, sandy loam soil with direct sunlight. SuperGreenTrees™ do not grow well in bottomland or wet soil and it is recommended that the water table be deeper than 5 feet. The SuperGreenTrees™ may require fertilizer depending on the local soil and climate.

Temperature: In North America, the recommended growing zones are 7-11 (see map below). To see substantial growth, summer temperatures of 70°F (21°C) and above for at least 5-6 months are optimal. SuperGreenTrees™ can withstand a low temperature of 0°F (-17°C) to -10°F (-23°C) for a brief period of time and elevated temperatures up to 120°F (49°C). The trunks can be wrapped to help protect the tree.

Irrigation: SuperGreenTrees™ may require irrigation in the first few years while they establish their root system. Irrigation requirements depend on the area of planting and are assessed before a plantation is accepted by the Company. The Company is focusing its efforts on finding plantations in zones with enough rainfall through the year to reduce irrigation demands. Proposed plantations in drier areas (e.g. Texas) are expected to irrigate and we will write irrigation expectations into the growers’ contracts.

Pruning: To produce high quality SuperGreenTrees™ , the trees must be pruned regularly (at least annually) in the second, third and possibly fourth years.

United States

The Southern United States is an ideal location for growing SuperGreenTrees™. Currently the Company plans to plant its SuperGreenTrees™ in various states starting in Louisiana, and then potentially in Texas, Florida, Georgia, Mississippi and Alabama.

Biochar

Our Joint Venture partner, Biochar Now LLC (BN), is a pioneer in the biochar industry with strong engineering, manufacturing, sales. and administrative personnel focused on making and selling the highest quality biochar on a global scale. Due to this experience and infrastructure we have chosen to partner with BN in order to further the use and sale of our SuperGreenTrees™ . Biochar Now has been awarded eleven patents to date on both its technology and applications of biochar. The company has now successfully proven itself and is undergoing significant expansion throughout North America.

Biochar History:

The history of biochar dates back thousands of years to a civilization in the Amazon Basin where extensive regions of dark, highly fertile soil known as terra preta – Portuguese for “black earth” – have been discovered and analyzed, revealing high concentrations of charcoal and organic matter, such as plant and animal remains. Found only within inhabited areas, the presence of terra preta indicates that humans were deliberately responsible for its creation.

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Soil scientists theorize the ancient Amazonians used a “slash-and-char” process to develop this rich soil. With slash-and-char, plant material or crop remains were cut, ignited, and buried to smolder (rather than burn), which eventually produced char, now commonly referred to as “biochar”. This process isolated most of the carbon in the vegetation, creating a particularly hospitable amendment, which in turn nurtured beneficial micro-organisms that transformed the degraded soil to extremely rich and stable humus.

For centuries, the slash-and-char technique produced the fertile soil – often referred to as the “Secret of El Dorado” – that supported the agricultural needs of the Amazonians, which in turn, enabled their numbers to grow by the millions. From this ancient method BN has developed the technology for producing biochar as a means to improve today’s soil quality and store carbon.

The biochar filtration process is used to purify producer water from wells. Our biochar will remove pollutants allowing for the discharge of clean water.

What is Biochar?

Simply put, biochar is a highly adsorbent, specially produced charcoal originally used as a soil amendment. Scientists theorize biochar was first used in the Amazon Basin thousands of years ago where extensive regions of dark, highly fertile soil known as terra preta were discovered, revealing high concentrations of biochar and organic matter.

Similar to charcoal, biochar is produced using the ancient practice of heating wood or other plant material (biomass) with little to no oxygen. BN uses its patented processes to produce its patented biochar. The BN biochar is approved by the US EPA and the State of California. However, unlike charcoal, which is often used for cooking, biochar is made under specific conditions with the intent to be applied to soil as a means to increase soil fertility and agricultural yields and sequester carbon to reverse global warming. Other market uses of biochar are being discovered regularly as universities and large industrial partners conduct extensive research into this versatile material and its cation exchange properties.

Biochar is thought to be the key component in a carbon-negative strategy to resolve several critical current ecological challenges.

Biochar Process:

According to Biochar for Environmental Management published by Earthscan and edited by Johannes Lehmann and Stephen Joseph, leaching is often an important aspect of nutrient cycling in agriculture. It occurs when mobile nutrients in soil solution are displaced by percolating water to an area outside the rooting zone where plants cannot utilize them. While large proportions of nutrient losses certainly imply economic impacts with fertilizer use efficiency and soil nutrient stock depletion, the environmental impacts brought about by nutrient leaching can be considerable. P and other nutrients cause eutrophication when they leach or run off from agricultural land into bodies of water. This is currently one of the most common causes of unacceptable water quality levels in the developed world. Biochar has been found to decrease nutrient leaching on its own as well as after incorporation within soil.

Benefits of biochar application to soil

Biochar produced from different feedstocks and under different conditions exhibits a range of physical and chemical properties which will have impacts upon nutrient leaching once it is applied to soil. Water-holding capacity in soils is partly determined by organic matter contents, and organic matter amendments generally increase the water-holding capacity of soil. Humic substances derived from coal have been found to increase the water-holding capacity, as well as the aggregate stability of degraded soil.

Soil-applied biochar particles harbor microorganisms’ bacteria and mycorrhizal fungi. Such organisms often have a great impact on plant nutrition – for example, through the mineralization of organic N into forms available to plants or susceptible to volatilization, and through improved P and Mg nutrition via extensive fungal hyphal systems. Current data indicates that biochar application is often followed by an enhancement of mycorrhizal communities in the rhizosphere, coinciding with improved nutrient uptake by associated plants, thereby potentially reducing leaching. While reductions in gaseous N emissions have been observed in biochar-amended soil, it is possible that N leaching and gaseous losses could also be favored in certain cases where mineralization by bacteria occurs beyond the plants’ N requirements, and if anaerobic conditions prevail around microorganisms because of changes in water retention.

Why Biochar is good for Climate Control and the Environment:

In addition to sustainably producing food, biochar is now seen as a simple, relatively low-cost tool for mitigating climate change. The production and use of biochar in soils create a long-term carbon-negative cycle by sequestering atmospheric carbon over long periods of time and reducing nitrous oxide and methane emissions from soil.

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Carbon Sequestration

Biochar is referred to as “carbon-negative” because it sequesters more carbon than is produced when it is created. During pyrolysis, approximately 50% of the biomass’ carbon content is held by the biochar, compared to 10-20% that remains in biomass after 5-10 years of natural decomposition. When biochar is added to soil, the carbon is sequestered for centuries, thereby reducing atmospheric carbon dioxide. Biochar also improves soil fertility, thereby enhancing plant growth which absorbs more carbon dioxide from the atmosphere.

Reduction in Greenhouse Gas Emissions

Biochar also retains nitrogen, thereby reducing emissions of another alarming greenhouse gas, nitrous oxide. Research indicates that biochar-amended soils can provide anywhere from 50-80% reduction in nitrous oxide emissions, which is significant considering that the nitrous oxide released from certain fertilizers is 310 times more potent than an equal amount of carbon dioxide. Turning agricultural and forestry waste into biochar also reduces methane generated by natural decomposition.

Markets and Marketing

Overview of the SuperGreenTrees™

The SuperGreenTrees™ provide us with the opportunity to participate in a biochar investment while creating direct environmental benefits relating to soil restoration and reversing climate change. The SuperGreenTrees™ leverage the fast growth rate of the SuperGreenTrees™ to maximize the economic and environmental benefits of agroforestry.

SuperGreenTrees™ are a fast-growing hardwood tree that produces a lightweight hardwood with a remarkably high strength/weight ratio. Grown in a tree farm and permaculture settings, its high growth rate, carbon sequestration and soil enhancing properties make it an ideal eco-timber and biochar source product. We believe that beyond the use as biochar that as a hardwood there is a high demand in Asia, combined with the largely unexplored North American market, represent a significant timber marketing opportunity, especially considering recent consumer shifts to sustainable products.

Market highlights include:

•	Demand for lumber is anticipated to double over the next 30 years
•	Used for furniture, crown molding, veneers, window blinds and finishing wood
•	Used for boats, surfboards and musical instruments
•	Highly prized in Asia
•	North American market is undeveloped
•	Sustainably grown timber which appeals to green consumers
•	Rapidly expanding markets including eco-products markets
•	Superior to balsa and could replace it for aerospace and wind turbine applications
•	Competitive with bamboo ($60 billion industry) as a sustainable plywood product
•	Better for the environment than plastics, yet can be combined with resins

Carbon emissions are widely recognized as one of the most significant factors in global warming. Planting trees through both agroforestry and afforestation helps to mitigate global warming through carbon drawdown and provides other environmental benefits.

The Eco Allies SuperGreenTree Program is based upon the growth of SuperGreenTrees™ for the purpose of carbon drawdown, while deriving profits from the harvest of the SuperGreenTrees™ grown in our tree farm. The rapid growth rate of the SuperGreenTrees™ make them particularly attractive for biochar production, as they grow quickly and are relatively minimal maintenance. In addition, the SuperGreenTrees™ use a form of photosynthesis called C4 which makes it a particularly powerful conduit for carbon drawdown.

The SuperGreenTrees™ mature in approximately three years and obtain a height of approximately 60ft, at which point they can be harvested and used for biochar or sold for lumber.

Biochar

Research confirms biochar-enriched soils grow larger, healthier plants with greater yields, particularly in degraded or highly weathered soils. In fact, Biochar Now users typically report their costs of biochar are paid off during the first year by increased yield revenues. (“Biochar: A New Environmental Paradigm in Management of Agricultural Soils and Mitigation of GHG Emission”, Palakshi BorahNijara BaruahLina GogoiBikram BorkotokiNirmali GogoiRupam Kataki: April 2020).

Increases in soil fertility are attributable to biochar’s unique properties of adsorption and stability. Compared to other organic soil amendments, biochar is much more effective at retaining nutrients and keeping them available to plants. It maintains a porous structure, which attracts beneficial microbes, holds onto nutrients, retains moisture – qualities that increase fertilizer efficiency and enhance crop yield, while reducing the need to irrigate. And biochar is much more stable in the environment than any other form of organic matter.

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Reclamation

Biochar offers an extremely cost-effective solution to bind toxins and prevent their leaching into surface and ground water. And, as a bonus, the once sterile soil can now support plant growth.

By sequestering the heavy metals in the soil surrounding abandoned mines, biochar prevents these contaminants from leaching into local water supplies. Secondarily, biochar quickly facilitates the reestablishment of vegetation on this typically sterile ground with improved soil fertility and reduced erosion. Moreover, biochar can accomplish mine reclamation quickly and at a mere fraction of the cost of removing tailings to hazardous waste landfills.

Proof of biochar’s mine reclamation capabilities can be found within many biochar experiments at abandoned mine sites throughout Colorado and other western states. In less than a year, the projects revegetated the area and drastically reducing the risk of the heavy metals leaching into water supplies.

Bio-Filler

Usage of biochar in bio-fillers has proven to reduce weight while offering a cost competitive solution across industries. Polymers utilizing biochar have shown to increase strength, additionally improving high temperature performance. Biochar utilization also stops the growth of molds or mildews. The odor control characteristics of biochar are not lost during the impregnation of polymers and can actually reduce odors long after the molding process has completed.

Because biochar is an organic based filler it is now possible to add a large percentage of organic material to your polymers and decrease your environmental impact. Since biochar is a renewable resource, you can effectively reduce your dependence on oil-based consumption. Biochar also reduces greenhouse gases and sequesters carbon.

Research shows biochar has several effects in soil including:

•	Increased water infiltration and water holding capacity
•	Improved soil structure, tilth and stability
•	Increased cation exchange capacity (CEC)
•	Increased adsorption of ammonium, nitrate, phosphate, and calcium ions
•	Increased nutrient retention over ordinary organic matter
•	Improved soil pH buffering and stability
•	Increased soil biology and diversity
•	Enhanced, denser root development
•	Reduced fertilizer runoff, especially nitrogen and phosphorus
•	Reduced total fertilizer requirements
•	Decreased emissions of nitrous oxide by 50-80%

All in all, this powerful soil amendment can be a significant tool to increase food security and crop diversity, particularly in areas with depleted soils, limited organic resources, and scarce water. The increased soil fertility and agricultural yields from the use of biochar may also decrease the need for further deforestation for agricultural purposes.

Competition

The markets we plan to serve are highly fragmented with numerous small and regional participants. We believe no single company will compete with us across the full range of our systems and products. Competition in the markets we plan to serve will be based on a number of considerations, including our ability to excel at timeliness of delivery, technology, applications experience, know-how, reputation, product warranties, service and price. Demand for our product can vary period over period depending on conditions in the markets we serve. We believe our future product quality reliability, and safety supported by advanced manufacturing and operational excellence will differentiate us from many of our competitors, including those competitors who often offer products at a lower price.

Overall, the competitive environment of the fertilizer industry is very tense despite its market size. The Company competes with other manufacturers, distributors, wholesalers such as Miracle Gro, Aries Green Biochar Soil Amendment, OptiVeg, Wakefield Biochar, and Vermont Organics BioChar, to name some of the other BioChar fertilizers that are currently available. These competitors possess significantly greater financial and non-financial resources, manufacturing capacity, well established business models and distribution channels and branding.

Due to the size and shipping weight of many of our projects, localized manufacturing/fabrication capabilities are very important to our customers. As a result, competition varies widely by region and industry. The market for our manufactured products is reasonably competitive and is characterized by technological change, continuously changing environmental regulations, and evolving customer requirements.

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Employment Agreements

As of this Offering, Stereo Vision is currently not a party to any employment agreements, however the Board of Directors have approved of paying the CEO, John H. Honour, $150,000 per year through 2023.

Regulation

We face potential government regulation both within and outside the U.S. relating to the development, manufacture, marketing, sale and distribution of our climate mitigation products and services. The following sections describe certain significant regulations to which we are subject. These are not the only regulations that our businesses must comply with. For a description of risks related to the regulations that our businesses are subject to, please refer to the section entitled “Risk Factors—Risks Related to Our Businesses.”

Our operations are potentially subject to a complex web of Federal and state regulations that are evolving at a rapid rate. The US EPA, and USDA may change rules or enforcement proceedings at any time.

Seasonality

We do not expect any seasonality in our business.

Property

Our mailing address is 601 E. Charleston Blvd, Suite 100, Las Vegas, NV 89104. Our main telephone number is (818) 326-6018. Our website is Climatecurecapital.com and our email address is info@ecoallies.com.

Employees

We currently have 1 full-time or part-time employees of our business or operations We anticipate adding additional employees in the next 12 months, as needed.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, products, and our brand.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

The Company paid 15,000,000 SVSN shares on a $500,000 plus interest judgment related to finder’s fees for the acquisition of REZN8.

MANAGEMENT

______

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of October 29, 2021:

As of October 4, 2021, Stereo Vision. had one full-time employee, and no part-time employees.

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The directors and executive officers of the Company as of October 29, 2021, are as follows:

Name	Position	Age	Date of Appointment	Approx. Hours Per Week
Jack Honour	CEO, CFO, Secretary, & Director	69	01/02/2001	40
James Gaspard	Director	60	10/17/2019	1
John Toth	Director	69	10/11/2021	1
Steven Williams	Director	69	05/05/2000	2
Billy Barnwell	Director	56	10/11/2000	1
David Waite	Director	65	08/25/2021	1
Carlos Rubio	Director	23	09/22/2021	1

Jack Honour – Las Vegas, NV

Jack Honour CEO, CFO, Secretary, Director

Jack Honour is Chairman of the Board of Directors and CEO of Stereo Vision Entertainment, the publicly traded company he founded over 20 years ago. For the last 10 years, he has also been Chairman/President of the Hollywood production company REZN8. About two years ago, realizing the timing was right to enter the climate change mitigation industry and to add shareholder value, Stereo Vision set off on the parallel course to their faith-based content development and acquired Climate Cure Capital Corporation to join the battle against climate change. This led to the formation of the Nevada ESG Benefit company Eco Allies Inc., of which he is Founder, Co-CEO, and a Director. and the assembling of the seasoned ESG industry professionals for the Eco Allies Board of Directors. Over his professional life, Honour's launched a variety of businesses, including real estate management, commercial fishing, and restaurants. He is also a Writer’s Guild of America registered writer. Honour's business management philosophy was constructed by the training he received as a member of the US Coast Guard's White House detail.

James Gaspard - Loveland, Colorado

Director (Chief Executive Officer of Biochar Now, LLC)

James Gaspard's career in start-ups, mid-size and Fortune 1000 companies gives him a unique perspective on all aspects on a company's life cycle from birth, through growth and harvest. His career has been highlighted to date by his sales talent and his ability to close larger dollar volumes of transactions in several diverse industries. James for the past five years has been the CEO of Biochar Now LLC a market leading producer of high-quality biochar. James received his bachelor’s degree from Texas A&M university in 1991 and his JD/MBA from University of Texas in 1996. He holds a variety of patents and licenses related to the manufacture of biochar, which is a core product of the Eco Allies business model.

John ‘JT’ Toth – Reno, Nevada

Chief Science Officer and Director

Mr. Toth directs our projects implementing established applied methodologies for Wind, Solar, and Biomass Energy, and verifiable Carbon Offset Projects. Since 2005, after extraordinary careers with Healthcare and Information Technologies, he has been involved with numerous projects and feasibility studies for carbon sequestration and emission reductions involving manure digesters, biomass energy, Jenbacher and Waukesha gas engines, micro turbines, solar and wind energy, green building and biochar. John has worked with Climate Cure Team and several client companies in developing International Project Idea Notes for the European Union Trading Scheme (EU ETS) and project documents for renewable energy and carbon sequestration projects in the USA adhering to the protocols of the Climate Action Reserve (CAR) and the Voluntary Carbon Standard (VCS). John holds MBA in Entrepreneurship from Pepperdine University, and Master of Science in Chemistry from U. of Hawai’i along with accreditation by the U.S. Green Building Council with the USGBC Leadership in Energy and Environmental Design (LEED)® building rating system.

W.F. ‘Billy’ Barnwell – Reno, Nevada

Director (Chief Executive Officer of Climate Cure Capital Corporation)

W.F. (William) Barnwell has for more than 18 years been working in the renewable energy field and was the managing member of The Centre for Carbon Trading. He served on the Board at Global Alternative Green Energy where he helped to brand proprietary technologies known as the BCR™, the BCT™, and the BCS™, and had them certified as “Green” in the renewable energy credits (“REC”) market. Prior to that, he was the COO of Pacific Renewables in San Diego where he developed the REC trading platform. In conjunction with Electric City, he helped deliver Virtual Megawatt Power Plants. He has unrivaled experience and knowledge in the world of environmental commodities. He has marketed energy-efficient products traded on the Chicago Commodity Exchange and brought institutional funding from Morgan Stanley, Duke Power, and El Paso Energy to various projects and activities, and run a renewable energy credit desk and directed marketing efforts for the Center for Carbon Trading and Resource Marketing. The International Emission Trade Association invited him to participate in the Congressional Advisory Committee for Cap and Trade. He was selected from its 5,000 members to be one of the 50 on the advisory panel. He holds a business degree from the University of Denver.

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Steven 'Herky' Williams – Nashville, Tennessee

Secretary, Director, Executive Vice President-Investor Relations, and Director

Steven ‘Herky, Williams has an extensive knowledge and background of the entertainment industry. As Senior Director of A&R for Capital Records he signed Willie Nelson, Garth Brooks, Tanya Tucker and many others. He holds a Tennessee hemp farming permit and devotes much of his time to growing Tennessee’s industrial hemp industry and as a director for Eco Allies. Over the past decade Mr. Toth has been and is the organizer and manger behind many of Nashville’s most enduring charity events.

David Waite – Age 65 Rockledge, Florida, Director

David Waite as the Managing Director of Waite Enterprises LLC, since 2015, David leads their global consulting and management teams through the four international divisions of Waite Enterprises LLC., each focused on regionally valuable commodities, real estate development and sustainable energy projects. David’s experience working with corporations and industries ranging from the start-up phase to fortune 500 companies and many government agencies both in the USA and internationally, have provided the deep experience and relationships which make David a valued member of any team. Prior to Waite Enterprises LLC, David was a Senior Manager at Deloitte, Touche and Tohmatsu LLP, where David managed the sales and marketing pipeline for a 50 Partner team focused on Fortune 500 firm opportunities. Earlier in his career, specializing at the state level in Health & Human Services and State transportation & financial agencies, David gained a deep knowledge of government operations and political processes. David left Deloitte in the fall of 2014 to return to his roots in the luxury real estate development market, project funding and commodities import/export consultation. He took over the leadership role of Waite Enterprises LLC in 2015. In addition to Waite Enterprises LLC, David is a founding Member and Managing Director of WatersMark LLC, a multinational real estate development firm with a major focus on creating well-paying jobs in underserved communities through opportunities created by the luxury travel industry. David is deeply committed to sustainability initiatives and serves as a consultant with several Non-Profit organizations and Humanitarian Development Projects in the Caribbean.

Juan Camillo Alzate Rubio – Age 23 Cali, Columbia, Director

Juan Camillo Alzate Rubio, is a native of Cali, Colombia, where he resides. Juan is a rising star in Cali’s entrepreneurial community and is well respected in its business circles. Juan is also well connected at the highest levels of the Colombian government. Juan was an elite member of the Colombian armed forces from 2016 to 2020. He was educated at the Marco Fidel Suarez Military Aviation School. Now, after leaving the armed forces, Juan has honed considerable business skills and acumen as he operates in his own business involving commerce, sales, and customer support. In his capacity as a member of Stereo Vision’s Board of Directors, Juan is now the point man for the Stereo Vision group of companies in Colombia. He will seek to generate revenue opportunities from introducing Stereo Vision climate change mitigation services and activities. Additionally, Juan will seek to generate investment in Stereo Vision’s undertakings through his many connections in the business and investment communities in the country.

None of our officers or directors in the last five years has been the subject of any conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

EXECUTIVE COMPENSATION

______

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive Officers paid by us for the years ended June 30, 2021 and June 30, 2020, in all capacities for the accounts of our executives, including the Chief Executive Officers (CEO) and Chief Financial Officer (CFO), Chief Operating Officer (COO), President (P), and Executive Vice President (EVP).

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SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Jack Honour,	2021	150,000	0	0	0	0	0	0	150,000
CEO, CFO, Sec, Director	2020	150,000	0	0	0	0	0	0	150,000

David Waite,	2021	0	0	0	0	0	0	0	0
Director	2020	0	0	0	0	0	0	0	0

James Gaspard,	2021	0	0	0	0	0	0	0	0
Director	2020	0	0	0	0	0	0	0	0

John Toth,	2021	0	0	0	0	0	0	0	0
Director	2020	0	0	0	0	0	0	0	0

Steven Williams	2021	0	0	0	0	0	0	0	0
Director	2020	0	0	0	0	0	0	0	0

Billy Barnwell	2021	0	0	0	0	0	0	0	0
Director	2020	0	0	0	0	0	0	0	0

Juan Rubio	2021	0	0	0	0	0	0	0	0
Director	2020	0	0	0	0	0	0	0	0

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive Officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive Officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended June 30, 2021.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Director or executive Officer.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

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Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Director Independence

The Board of Directors is currently composed of 7 members. Jack Honour, James Gaspard, Billy Barnwell, Steven Williams, John Toth, do not qualify as an independent Director in accordance with the published listing requirements of the NASDAQ Global Market. David Waite, and Juan Rubio do qualify as independent Directors in accordance with the published listing requirement of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us. In addition, the Board of Directors has not made a subjective determination as to each Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules. Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Jack Honour, our CEO, at 601 E. Charleston Blvd, Suite 100, Las Vegas, NV 89104. Our main telephone number is 818-326-6018.

However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Charles Guillory collects and evaluates all shareholder communications. All communications addressed to the Director and executive Officer will be reviewed by Charles Guillory unless the communication is clearly frivolous.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

___________

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

James Gaspard is the CEO of BioChar Now, LLC, a director of Stereo Vision Entertainment, Inc., and a director of Eco Allies Inc. Mr. Gaspard has the ability to effect decisions over the Company, Stereo Vision Entertainment, Inc., and BioChar Now, LLC through his positions as CEO and Directors. As such there is the potential for a conflict of interest between Mr. Gaspard, BioChar Now, LLC, Stereo Vision Entertainment, Inc. and the Company.

Jack Honour is our CEO, CFO and Secretary, and director and the Co-CEO and a director of Eco Allies Inc. Mr. Honour has the ability to effect decisions over the Company and Eco Allies Inc.’s operations through contractual arrangements and management decisions. As Mr. Honour holds these positions there is the potential for a conflict of interest between the Company and Eco Allies Inc.

Other than the aforementioned, there are no conflicts of interest between the Company and any of its officers or directors.

Stock Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock. We do not have any stock option plans.

Share Purchase Warrants

None.

38

Indemnification of Directors and Officers

Our articles of incorporation provide that no Director or Officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former Directors and Officers, or any person who may have served at our request as Director or Officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such Officer or Director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a Director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

We do not currently maintain standard policies of insurance under which coverage is provided (a) to our Directors, Officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such Officers and Directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Related Party Transactions

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

The Company received 2,500,000 shares of Eco Allies common stock to an affiliate of the Company’s Chief Executive Officer (Stereo Vision Entertainment, Inc.) in exchange for 231,121 verified carbon credits and 5,000,000 seeds of the SuperGreenTree™, , and for research and development services based on the formation of Eco Allies Inc.

The Company considers the carbon credits and seeds as part of their strategy for future business operations. The items acquired represent the Company’s ongoing research and development in the climate change industry.

In connection with this stock issuance, the Eco Allies Inc. became a majority-owned subsidiary of Stereo Vision Entertainment, Inc. The change in control has occurred with a related party as the Company’s Chief Executive Officer serves this role for both companies. Additionally, the Company’s Chief Executive Officer is a principal stockholder, exerts significant influence, and has implied control of both companies.

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Disclosure of Conflicts of Interest

James Gaspard is the CEO of BioChar Now, LLC, a director of Stereo Vision Entertainment, Inc., and a director of Eco Allies Inc. Mr. Gaspard has the ability to effect decisions over the Company, Stereo Vision Entertainment, Inc., and BioChar Now, LLC through his positions as CEO and Directors. As such there is the potential for a conflict of interest between Mr. Gaspard, BioChar Now, LLC, Stereo Vision Entertainment, Inc. and the Company.

Jack Honour is our CEO, CFO and Secretary, and director and the Co-CEO and a director of Eco Allies Inc. Mr. Honour has the ability to effect decisions over the Company and Eco Allies Inc.’s operations through contractual arrangements and management decisions. As Mr. Honour holds these positions there is the potential for a conflict of interest between the Company and Eco Allies Inc.

Except as described above there are no conflicts of interest between the Company and any of its officers or directors.

Legal/Disciplinary History

None of Stereo Vision Entertainment, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Stereo Vision Entertainment, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Stereo Vision Entertainment, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or,

None of Stereo Vision Entertainment, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of seven (7) members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering's qualification, we plan on adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

PRINCIPAL STOCKHOLDERS

______

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of October 4, 2021, for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 194,310,500 shares of common stock deemed to be outstanding as of October 4, 2021.

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The following table gives information on ownership of our securities as of October 4, 2021, The following lists ownership of our Common Stock and Preferred Stock by each person known by us to be the beneficial owner of over 5% of the outstanding Common and Preferred Stock, and by our officers and directors:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Officers:
Jack Honour	68,049,934	35%

David Waite	0 Common Stock	0%
James Gaspard	2,000,000 Common Stock	1.03%
John Toth	1,000,000 Common Stock	0.51%
Steven Williams	2,638,791 Common Stock	1.36%
Billy Barnwell	2,000,000 Common Stock	1.03%
Juan Camilo Rubio	0 Common Stock	0%

All executive officers and directors as a group (7 persons)		38.93% Common Stock
		38.93%(2) Total Common Vote

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)	Based upon 194,310,500 shares issued and outstanding as of October 4, 2021.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

_____

Other than as reported herein, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

DESCRIPTION OF SECURITIES

______

The Company’s Authorized Stock

We are authorized to issue Two Hundred Fifty Million (250,000,000) shares of common stock with a par value of $0.001 per share (the “Common Stock”) and no shares of preferred are authorized or issued.

Common Stock

No shareholders of the Corporation holding Common Stock have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class.

Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets of funds of the Corporation legally available, therefore.

Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

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Except as otherwise required by Nevada corporation law, the Articles of Incorporation, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.

Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and the Articles of Incorporation, the Board is expressly authorized to adopt, repeal, rescind. alter or amend in any respect the bylaws of the Corporation.

Shareholder Amendment of Bylaws. The Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Removal of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

______

Current Offering

Stereo Vision Entertainment, Inc. (“Stereo Vision,” “We,” or the “Company”) is offering up to $500,000 total of Securities, consisting of Common Stock, $0.001 par value (the “Common Stock” or collectively the “Securities”).

Transfer Agent

Our transfer agent is Transfer Online, Inc., whose address is 512 SE Salmon Street, Portland, OR 97214, telephone number is (503) 227-2950, and website is www.transferonline.com.

The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

42

SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•

1% of the number of shares of our Common Stock then outstanding; or the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

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LEGAL MATTERS

_____

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by John E. Dolkart, Jr., Esq. of San Francisco, CA.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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Stereo Vision Entertainment, Inc.

For the fiscal years ended June 30, 2020, and June 30, 2021

(UNAUDITED)

F-1

Stereo Vision Entertainment, Inc.

Balance Sheet

	June 30, 2021	June 30, 2020
	(Unaudited)	(Unaudited)
ASSETS
Current Assets
Checking/Savings
Chase Checking	51	120
Pre-paid Expenses	-	29,917
Loan to Shareholders	-	109,622
Total Current Assets	51	139,659

Fixed Assets
Office Equipment and Furniture	16,745	16,745
Accumulated Depreciation	(16,745)	(16,745)
Net Fixed Assets	-	-

Other Assets
Eco Allies	2,250,000	-
REZ-N-8 Productions, Inc.	20,000	20,000
Climate Cure Capital	50,000	-
Mad Dogs & Oakies film	-	11,892
Files, Manuscripts, Recordings & Media	-	430,078
Total Other Assets	2,320,000	461,970
TOTAL ASSETS	2,320,051	601,629

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Other Current Liabilities
Accrued Expenses	306,600	156,600
Accrued Salaries	662,845	512,845
Deposits	-	24,920
Loan Payable Officers	55,061	-
Loans from Shareholders	81,765	598,565
Total Current Liabilities	1,106,271	1,292,930

Long Term Liabilities
EIDL Loan	5,300	-
Total Long-Term Liabilities	5,300	-
Total Liabilities	1,111,571	1,292,930

Stockholder’s Equity
Common Stock	193,060	198,560
Common Stock, $.001 Par value Authorized 250,000,000 shares, Issued 193,060,500 at June 30, 2021 and 198,560,500 at June 30, 2020
Additional Paid-in Capital	19,321,618	19,669,901
Accumulated Deficit during Development	(18,859,118)	(18,859,118)
Retained Earnings (deficit)	(1,700,644)	(1,334,712)
Net Income	2,253,564	(365,932)
Total Equity	1,208,480	(691,301)
TOTAL LIABILITIES & EQUITY	2,320,051	601,629

The balance of this page is intentionally blank.

F-2

Stereo Vision Entertainment, Inc.

Statement of Operations

For the Years Ended June 30, 2021 and 2020

	Unaudited For The twelve months ended 06-30-21	Unaudited For The twelve months ended 06-30-20
Ordinary Income/Expense
Income
Research & development Services	2,500,000	-
Debt Write-Off	520,716	-
Deposits	24,920
Total Income	3,045,636	-
Expense
Advertising & Promotion	5,025	46,084
Automobile Expense	-	1,397
Bank Service Charges	328	110
Consulting	1,535	2,750
Director's Fees	21,250	70,650
Licenses and Permits	1,724	1,769
Office Expenses	1,106	4,483
Office Supplies	46	152
Postage and Delivery	-	24
Telephone	1,329	1,675
Filing Fees	3,500	7,500
Accounting & Financial	25,500	2,800
Investment Fees	-	10,000
Legal Fees	387,720	62,160
Corporate Housing	-	3,600
Salary-Officer	150,000	150,000
Salary Expense	109,622	-
Asset write-off	441,970	-
Pre-paid expense utilized	29,917	-
Meals	-	268
Travel & Entertainment	45	87
Internet Expense	165	-
Website Expenses	116	423
Total Expenses	792,072	365,932

Net Income	2,253,564	(365,932)

Basic & Diluted Income/Loss Per Share	0.01	(0.001)
Weighted Average	199,185,500	198,560,500

The balance of this page is intentionally blank.

F-3

Stereo Vision Entertainment, Inc.

Statement of Changes in Shareholder Equity

June 30, 2020 through June 30, 2021

		Additional
	Common	Paid-In	Accumulated	Deficit
	Stock	Capital	(Deficit)	Equity

Balance June 30, 2020	198,560,500	$19,669,901	$(20,559,762)	$(691,301)

Issuances	7,000,000			7,000

Cancellation	(12,500,000)	(348,283)	(360,783)

Net Income/Loss			2,253,564	2,253,564

Balance June 30, 2021	193,060,500	$19,321,618	$(18,306,198)	$1,208,480

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F-4

Stereo Vison Entertainment, Inc.

Statement of Cash Flows;

For the Year Ended June 30, 2021

OPERATING ACTIVITIES
Net Income	2,253,564
Adjustments to reconcile Net Income to net cash provided by operations:
Accrued Fees	150,000
Accrued Salaries	150,000
Accounting and Financial Services	25,000
Accrued Payables	(11,638)
Deposits	(24,920)
Debt Write-off	(520,716)
Director's Fees paid by shares	(7,120)
Salaries paid by debt forgiveness	(109,622)
Legal Fees Payable	(137,720)
Legal Fees paid by EAI shares	250,000
Income received in EAI Shares	(2,500,000)
Asset Write-off	441,970
Pre-paid Expense	29,917
Net cash provided by Operating Activities	(2,264,849)

FINANCING ACTIVITIES
EIDL Loan	5,300
Loans from Shareholders/Officer	5,916
Net cash provided by Financing Activities	11,216
Net cash increase/decrease for period	(69)
Cash at beginning of period	120
Cash at end of period	51

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F-5

Stereo Vision Entertainment, Inc. Notes To Financial Statements June 30, 2021

Stereo Vision – June 30, 2021

Financial notes

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of accounting policies for Stereo Vision Entertainment, Inc. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

The unaudited financial statements as June 30, 2021, include, in the opinion of management, all adjustments (which are only normally recurring adjustments) necessary to fairly state the financial position and results of operations for the twelve months period. Operating results for interim periods are not necessarily indicative of the results which can be expected for full years.

Nature of Operations and Going Concern

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a “going concern”, which assumes that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

Several conditions and events cast doubt about the Company’s ability to continue as a “going concern”. The Company has incurred net losses of approximately $18,306,198 for the period from May 5, 1999 (inception) to June 30, 2021, has a liquidity problem, and requires additional financing in order to finance its business activities on an ongoing basis. The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained. In the interim, shareholders of the Company have continued to meet its minimal operating expenses as they have done in the past.

The Company’s future capital requirements will depend on numerous factors including, but not limited to, continued progress developing its products and market penetration and profitable operations.

These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a “going concern”. While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the “going concern” assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

If the Company were unable to continue as a “going concern”, then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported expenses, and the balance sheet classifications used.

Principles of Consolidation

The consolidated financial statements for the twelve months ended June 30, 2021, include the accounts of the parent entity and its wholly owned subsidiaries TDOJ LLC, REZN8, and Climate Cure Capital Corporation.

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Organization and Basis of Presentation

The Company was incorporated under the laws of the State of Nevada on December 23, 1999. As of June 30, 2021, the Company has acquired three wholly owned subsidiaries and one majority-owned subsidiary. Each of these subsidiaries, as well as the Company, have active processes, operations, or planned operations for their respective principal focus of activity.

Nature of Business

The Company has positioned itself to exploit its slate of movie and media properties. It plans to deploy its climate change mitigation strategies through the means created by its team of experts, its affiliates in the industry, and the opportunities available to do so through its own resources, and from multiple industry affiliations. The Company anticipates generating revenues and income from these diversified areas because of their management’s general and specific capabilities to operate successfully in each respective arena, and the ability to do so simultaneously under one corporate umbrella.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying value of the Company's financial instruments, including accounts payable and accrued liabilities at June 30, 2021, approximates their fair values due to the short-term nature of these financial instruments.

Loss per Share

Basic loss per share has been computed by dividing the loss for the year applicable to the common stockholders by the weighted average number of common shares outstanding during the year. The effect of outstanding common stock equivalents would be anti-dilutive for June 30, 2021 and are thus not considered. At June 30, 2021, there were no outstanding common stock equivalents.

Reclassification

Certain re-classifications have been made in the 2021 financial statements to conform with the 2020 presentation.

Intangible Assets

Intangible assets consisted of movie and music licensing rights and production costs were valued at cost, as of June 30, 2020, at which time the Company had $441,970 in film costs for films in the development stage or pre-production stage. The Company has elected to write-off such assets as of June 30, 2021, to be conservative, although the properties to which they are related remain viable upon obtaining funding for producing them.

The Company identifies and records impairment losses on intangible assets when events and circumstances indicate that such assets might be impaired or when the property is not set for production within three years of acquisition. The Company considers factors such as significant changes in the regulatory or business climate and projected future cash flows from the respective asset. Impairment losses are measured as the amount by which the carrying amount of intangible asset exceeds its fair value.

F-7

NOTE 2 - INCOME TAXES

As of June 30, 2021, the Company had a net operating loss carry forward for income tax reporting purposes of approximately $18,306,198 that may be offset against future taxable income through 2033. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

	2021	2020
Net Operating Losses	$-	$365,932
Valuation Allowance		$(365,932)

The provision for income taxes differs from the amount computed using the federal US statutory income tax rate as follows:

	2021	2020
Provision (Benefit) at US Statutory Rate	0	0
Increase (Decrease) in Valuation Allowance	0	0

The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and causes a change in management's judgment about the recoverability of deferred tax assets, the impact of the change on the valuation is reflected in current income.

NOTE 3 - DEVELOPMENT STAGE COMPANY/ GOING CONCERN

The Company has begun activities related to its principal operations as is common for development stage companies. The Company has had recurring losses during its development stage and has now added additional areas of operation. Continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to be successful in its planned activities The management of the Company has developed a strategy, which it believes will accomplish this objective, through additional equity funding and long-term financing, which will enable the Company to operate for the coming year. The Company plans to file a Form 1-A with the SEC to assist in this plan. Through the addition of its climate mitigation operations, additional funding can be made available as revenue through the pre-sale of environmental offset credits from projects and activities it has planned, and through operations once online.

NOTE 4 - RENT EXPENSE

The Company’s principal executive offices are located at 601 East Charleston Boulevard Suite 100, Las Vegas, Nevada. During the twelve-month period ending June 30, 2021, the Company used the address free of charge.

NOTE 5 - LOANS FROM SHAREHOLDERS AND OTHER RELATED PARTY TRANSACTIONS

As of June 30, 2021, the Company owed $657,542 to various shareholders, officers, and directors.

During the 3 months ended June 30, 2018, the Company borrowed $31,779 from various shareholders and repaid $6,560 to various shareholders.

During the 3 months ended October 6, 2018, the Company borrowed $9,728 from various shareholders.

F-8

During the 3 months ended December 31, 2018, the Company borrowed $9,200 from various shareholders and repaid $4,000 to various shareholders.

During the 3 months ended March 31, 2019, the Company borrowed $4,600 from various shareholders.

During the 3 months ended June 30, 2019, the Company borrowed $13,580 from various shareholders.

During the 3 months ended October 6,2019, the Company borrowed $12,940 from John Honour, our CEO.

During the 3 months ended December 31, 2019, the Company borrowed $18,049 from John Bodziak, a shareholder.

During the 3 months ended March 31, 2020, the Company borrowed $1,800 from John Bodziak, a shareholder.

During the 12 months ended June 30, 2020, the Company borrowed $37,519 from John Honour, our CEO.

During the 3 months ended October 6, 2020, the Company borrowed $1,500 from John Honour, our CEO.

During the 3 months ended October 6, 2020, the Company borrowed $2,000 from David Katz, a shareholder.

During the 3 months ended December 31, 2020, the Company borrowed $1,516 from John Honour, our CEO.

During the 3 months ended March 31, 2021, the Company borrowed $900 from John Honour, our CEO.

NOTE 6 - COMMON STOCK TRANSACTIONS

During the quarter ended March 31, 2020, the Company issued 1,000,000 shares to John Toth for director fees.

During the quarter ended March 31, 2020, the Company issued 1,000,000 shares to James Gaspard for director fees.

During the quarter ending March 31, 2020, the Company issued 1,000,000 shares to Venture Net for services.

During the quarter ended March 31, 2020, the Company issued 1,000,000 shares to Thomas Culbertson for director fees.

During the quarter ended March 31, 2020, the Company issued 1,200,000 shares to Michael Hippert for services rendered.

During the quarter ended October 6, 2020, the Company issued 1,000,000 shares to John Honour for director fees.

During the quarter ended March 31, 2021, the Company issued 1,000,000 shares to Billy Barnwell for director fees.

During the quarter ended March 31, 2021, the Company issued 5,000,000 shares to Climate Cure Capital for acquisition costs.

During the quarter ended June 30, 2021, the Company canceled 12,500,000 shares that were returned to the treasury.

NOTE 7 - STOCK SPLIT

None in the preceding three-year period.

F-9

NOTE 8 - COMMITMENTS

On January 19, 2018, the Board of Directors extended Jack Honour’s contract as President for $150,000 per year, through 2020.

On February 25, 2021, the Board of Directors extended Jack Honour’s contract as President through 2023.

NOTE 9 - STOCK OPTIONS

There are no stock options.

NOTE 10- NON-COLLECTABLE DEBT

Consistent with the laws of the State of Nevada, the Company has elected to treat all convertible debt obligations of the Company, which are in excess of 3 years old as unenforceable by the lenders, and has removed such obligations, and has treated their write-off as income. Certain debt previously reflected as convertible has been re-classified solely as debt as it was inadvertently and incorrectly classified as convertible.

Note 11 – SUBSEQUENT EVENTS

None.

F-10

PART III—EXHIBITS

Index to Exhibits

Number	Exhibit Description

2.1	Amended Articles of Incorporation and Amendments Thereto
2.2	Bylaws
3.1	Specimen Stock Certificate
3.2	Subscription Agreement
12.1	Opinion of Dolkart Law PC

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas on October 29, 2021.

(Exact name of issuer as specified in its charter):	Stereo Vision Entertainment, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ John H. Honour
Title: Chief Executive Officer (Principal Executive Officer)
(Date):	October 29, 2021

/s/ John H. Honour
Title: John H. Honour, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)
(Date):	October 29, 2021

SIGNATURES OF DIRECTORS:

/s/ Jack Honour	October 29, 2021
Jack Honour	Date

/s/ James Gaspard	October 29, 2021
James Gaspard	Date

/s/ John Toth	October 29, 2021
John Toth	Date

/s/ Steven Williams	October 29, 2021
Steven Williams	Date

/s/ Billy Barnwell	October 29, 2021
Billy Barnwell	Date

/s/ David Waite	October 29, 2021
David Waite	Date

/s/ Juan Camilo Alzate Rubio	October 29, 2021
Juan Camilo Alzate Rubio	Date

III-2